Exhibit 99.2

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Platinum Underwriters Holdings, Ltd.:

We have audited the accompanying consolidated balance sheets of Platinum Underwriters Holdings, Ltd. and subsidiaries (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Platinum Underwriters Holdings, Ltd. and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2014, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Platinum Underwriters Holdings, Ltd. and subsidiaries’ internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control - Integrated Framework (1992) issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated February 11, 2015 expressed an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ KPMG Audit Limited

Hamilton, Bermuda

February 11, 2015

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2014 and 2013

($ in thousands, except share data)

	2014	2013
ASSETS
Investments:
Fixed maturity available-for-sale securities at fair value (amortized cost - $1,677,198 and $1,799,888, respectively)	$1,782,485	$1,857,870
Fixed maturity trading securities at fair value (amortized cost - $87,743 and $97,959, respectively)	90,569	103,395
Short-term investments	—	66,679

Total investments	1,873,054	2,027,944
Cash and cash equivalents	1,434,984	1,464,418
Accrued investment income	18,815	20,026
Reinsurance premiums receivable	125,400	138,454
Reinsurance recoverable on unpaid and paid losses and loss adjustment expenses	2,943	1,057
Prepaid reinsurance premiums	1,979	1,032
Funds held by ceding companies	89,581	119,241
Deferred acquisition costs	27,592	31,103
Reinsurance deposit assets	82,937	79,303
Deferred tax assets	17,523	25,141
Other assets	12,281	16,166

Total assets	$3,687,089	$3,923,885

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Unpaid losses and loss adjustment expenses	$1,435,698	$1,671,365
Unearned premiums	111,348	126,300
Debt obligations	250,000	250,000
Commissions payable	50,258	78,791
Other liabilities	101,760	50,722

Total liabilities	$1,949,064	$2,177,178

Shareholders’ Equity
Common shares, $0.01 par value, 200,000,000 shares authorized, 24,840,539 and 28,142,977 shares issued and outstanding, respectively	$248	$281
Additional paid-in capital	2,415	10,711
Accumulated other comprehensive income	92,689	48,084
Retained earnings	1,642,673	1,687,631

Total shareholders’ equity	$1,738,025	$1,746,707

Total liabilities and shareholders’ equity	$3,687,089	$3,923,885

See accompanying notes to consolidated financial statements.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the years ended December 31, 2014, 2013 and 2012

($ in thousands, except per share data)

	2014	2013	2012
Revenue:
Net premiums earned	$506,636	$553,413	$566,496
Net investment income	69,421	72,046	99,947
Net realized gains on investments	2,762	23,920	88,754
Total other-than-temporary impairments	(991)	(631)	211
Portion of impairment losses recognized in other comprehensive income	151	(1,402)	(3,242)

Net impairment losses on investments	(840)	(2,033)	(3,031)
Other income (expense)	3,180	3,477	(239)

Total revenue	581,159	650,823	751,927

Expenses:
Net losses and loss adjustment expenses	183,401	167,446	183,660
Net acquisition expenses	113,804	123,767	115,437
Operating expenses	83,309	82,714	80,453
Net foreign currency exchange losses (gains)	(512)	(234)	1,055
Interest expense	19,155	19,125	19,098

Total expenses	399,157	392,818	399,703

Income before income taxes	182,002	258,005	352,224
Income tax expense	17,234	34,727	24,996

Net income	$164,768	$223,278	$327,228

Earnings per common share:
Basic earnings per common share	$6.28	$7.46	$9.67
Diluted earnings per common share	$6.21	$7.35	$9.60
Shareholder dividends:
Common shareholder dividends declared	$8,329	$9,434	$10,747
Dividends declared per common share	$0.32	$0.32	$0.32

See accompanying notes to consolidated financial statements.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the years ended December 31, 2014, 2013 and 2012

($ in thousands)

	2014	2013	2012
Net income	$164,768	$223,278	$327,228

Other comprehensive income (loss) on available-for-sale securities before reclassifications:
Change in net unrealized gains and losses on securities with other-than-temporary impairments recorded	(991)	(631)	211
Change in net unrealized gains and losses on all other securities	52,828	(76,152)	77,652

Total change in net unrealized gains and losses	51,837	(76,783)	77,863

Reclassifications to net income on available-for-sale securities:
Net realized gains on investments	(5,372)	(27,243)	(89,780)
Net impairment losses on investments	840	2,033	3,031

Total reclassifications to net income	(4,532)	(25,210)	(86,749)

Other comprehensive income (loss) before income taxes	47,305	(101,993)	(8,886)
Income tax (expense) benefit	(2,700)	12,387	(59)

Other comprehensive income (loss)	44,605	(89,606)	(8,945)

Comprehensive income	$209,373	$133,672	$318,283

See accompanying notes to consolidated financial statements.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

For the years ended December 31, 2014, 2013 and 2012

($ in thousands)

	2014	2013	2012
Common shares:
Balances at beginning of year	$281	$327	$355
Issuance of common shares	3	8	3
Repurchase of common shares	(36)	(54)	(31)

Balances at end of year	248	281	327

Additional paid-in capital:
Balances at beginning of year	10,711	209,897	313,730
Issuance of common shares	(2,376)	22,290	3,612
Amortization of share-based compensation	8,331	8,931	8,226
Repurchase of common shares	(14,251)	(230,407)	(115,671)

Balances at end of year	2,415	10,711	209,897

Accumulated other comprehensive income:
Balances at beginning of year	48,084	137,690	146,635
Other comprehensive income (loss)	44,605	(89,606)	(8,945)

Balances at end of year	92,689	48,084	137,690

Retained earnings:
Balances at beginning of year	1,687,631	1,546,620	1,230,139
Net income	164,768	223,278	327,228
Repurchase of common shares	(201,397)	(72,833)	—
Common share dividends	(8,329)	(9,434)	(10,747)

Balances at end of year	1,642,673	1,687,631	1,546,620

Total shareholders’ equity	$1,738,025	$1,746,707	$1,894,534

See accompanying notes to consolidated financial statements.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2014, 2013 and 2012

($ in thousands)

	2014	2013	2012
Operating Activities:
Net income	$164,768	$223,278	$327,228
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Net realized gains on investments	(2,762)	(23,920)	(88,754)
Net impairment losses on investments	840	2,033	3,031
Net foreign currency exchange losses (gains)	(512)	(234)	1,055
Amortization of share-based compensation	14,445	14,518	10,137
Other amortization and depreciation	10,343	8,761	5,100
Deferred income tax expense	4,917	10,019	8,791
Net fixed maturity trading securities activities	1,136	6,993	13,453
Changes in:
Accrued investment income	1,013	1,299	8,702
Reinsurance premiums receivable	11,031	(10,300)	30,936
Funds held by ceding companies	28,058	(4,784)	(19,295)
Deferred acquisition costs	3,309	(2,967)	664
Reinsurance deposit assets	(3,634)	(28,610)	(50,693)
Net unpaid and paid losses and loss adjustment expenses	(218,783)	(277,482)	(434,525)
Net unearned premiums	(14,568)	13,708	(1,496)
Commissions payable	(28,031)	13,969	2,105
Other operating assets and liabilities	43,657	(2,843)	18,224

Net cash provided by (used in) operating activities	15,227	(56,562)	(165,337)

Investing Activities:
Proceeds from sales of:
Fixed maturity available-for-sale securities	88,629	203,571	747,755
Short-term investments	6,613	11,857	49,447
Proceeds from the maturities or paydowns of:
Fixed maturity available-for-sale securities	130,506	202,136	280,122
Short-term investments	126,795	259,076	707,756
Acquisitions of:
Fixed maturity available-for-sale securities	(100,026)	(406,078)	(233,923)
Short-term investments	(66,036)	(165,136)	(331,757)
Acquisitions of furniture, equipment and other assets	—	(6,890)	—

Net cash provided by (used in) investing activities	186,481	98,536	1,219,400

Financing Activities:
Dividends paid to common shareholders	(8,329)	(9,434)	(10,747)
Repurchase of common shares	(215,684)	(303,294)	(115,702)
Proceeds from share-based compensation, including income tax benefits	1,013	24,376	4,537

Net cash provided by (used in) financing activities	(223,000)	(288,352)	(121,912)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(8,142)	(9,599)	(4,266)

Net increase (decrease) in cash and cash equivalents	(29,434)	(255,977)	927,885
Cash and cash equivalents at beginning of year	1,464,418	1,720,395	792,510

Cash and cash equivalents at end of year	$1,434,984	$1,464,418	$1,720,395

Supplemental disclosures of cash flow information:
Income taxes paid, net of refunds	$7,782	$24,371	$13,685
Interest paid	$18,750	$18,750	$18,750

See accompanying notes to consolidated financial statements.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation and Significant Accounting Policies

Basis of Presentation and Consolidation

Platinum Underwriters Holdings, Ltd. (“Platinum Holdings”) is a holding company domiciled in Bermuda. Through our reinsurance subsidiaries, we provide property and marine, casualty and finite risk reinsurance coverages to a diverse clientele of insurers and select reinsurers on a worldwide basis.

Platinum Holdings and its consolidated subsidiaries (collectively, the “Company”) include Platinum Holdings, Platinum Underwriters Bermuda, Ltd. (“Platinum Bermuda”), Platinum Underwriters Reinsurance, Inc. (“Platinum US”), Platinum Regency Holdings (“Platinum Regency”), Platinum Underwriters Finance, Inc. (“Platinum Finance”) and Platinum Administrative Services, Inc. (“PASI”). The terms “we,” “us,” and “our” refer to the Company, unless the context otherwise indicates.

We operate through our licensed reinsurance subsidiaries, Platinum Bermuda, a Bermuda reinsurance company, and Platinum US, a U.S. reinsurance company. Platinum Regency is an intermediate holding company based in Ireland and a wholly owned subsidiary of Platinum Holdings. Platinum Finance is an intermediate holding company based in the U.S. and a wholly owned subsidiary of Platinum Regency. Platinum Bermuda is a wholly owned subsidiary of Platinum Holdings and Platinum US is a wholly owned subsidiary of Platinum Finance. PASI is a wholly owned subsidiary of Platinum Finance that provides administrative support services to the Company.

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All material inter-company transactions and accounts have been eliminated in preparing these consolidated financial statements.

The preparation of financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ materially from these estimates. The major estimates used in the preparation of the Company’s consolidated financial statements, and therefore considered to be critical accounting estimates, include, but are not limited to, premiums written and earned, unpaid losses and loss adjustment expenses (“LAE”), valuation of investments and income taxes. In addition, estimates are used in our risk transfer analysis for assumed and ceded reinsurance transactions. Results of changes in estimates are reflected in results of operations in the period in which the change is made.

Merger Agreement

On November 23, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RenaissanceRe Holdings Ltd., a Bermuda exempted company (“RenaissanceRe”), and Port Holdings Ltd., a Bermuda exempted company and wholly owned subsidiary of RenaissanceRe (the “Acquisition Sub”). Subject to the terms and conditions of the Merger Agreement, Acquisition Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving company and as a wholly owned subsidiary of RenaissanceRe.

Pursuant to the terms of the Merger Agreement, upon the closing of the Merger, shareholders of the Company will be entitled to receive, in exchange for each share of common stock they hold at the effective time of the Merger, either stock or cash consideration with a value equal to the sum of (i) an amount of cash equal to $66.00, (ii) 0.6504 common shares of RenaissanceRe, par value $1.00 per share, or (iii) 0.2960 RenaissanceRe common shares and an amount of cash equal to $35.96, in each case less any applicable withholding taxes and without interest, plus cash in lieu of any fractional RenaissanceRe common shares such shareholder would otherwise be entitled to receive. The Merger is subject to the approval of the Company’s shareholders and other customary closing conditions. There can be no assurance that all such closing conditions will be satisfied and there is no assurance that the Merger will occur.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In addition, on February 10, 2015, Platinum Holdings’ board of directors declared, subject to certain conditions, a special dividend of $10.00 per common share in connection with its pending Merger with RenaissanceRe. The special dividend is payable prior to the effective time of the Merger on the closing date of the Merger to shareholders of record at the close of business on the last business day prior to the closing date. The special dividend is conditioned on the Merger having been approved by the shareholders of the Company at a special meeting of its shareholders on February 27, 2015 (or any adjournment or postponement thereof). Platinum Holdings expects to incur approximately $22.0 million of expenses in 2015 associated with the Merger.

Significant Accounting Policies

Investments

Investments we own that we may not have the positive intent to hold until maturity are classified as available-for-sale and reported at fair value, with related net unrealized gains or losses excluded from net income or loss, and included in shareholders’ equity as a component of accumulated other comprehensive income, net of deferred taxes. Investments we own and have the intent to sell prior to maturity, or securities for which we have elected the fair value option, are classified as trading securities. Trading securities are reported at fair value, with fair value adjustments included in net realized gains on investments and the related deferred income tax included in income tax expense or benefit in the consolidated statements of operations.

Short-term investments are comprised of securities with a maturity of 90 days or greater but one year or less from the date of acquisition. Our U.S. dollar denominated short-term investments are accounted for as available-for-sale. We have elected to account for our non-U.S. dollar denominated short-term investments using the fair value option and they are accounted for as trading.

The fair value of our fixed maturity securities and short-term investments is based on prices generally obtained from index providers, pricing vendors or broker-dealers. Index providers utilize external sources and pricing models to value index-eligible securities across numerous sectors and asset classes. Pricing vendors collect, edit, maintain, evaluate and model data on a large number of securities utilizing primarily market data and observable inputs. Broker-dealers value securities through proprietary trading desks primarily based on observable inputs.

Premiums and discounts on fixed maturity securities are amortized into net investment income over the life or estimated life of the security using the prospective effective yield method. Premiums and discounts on mortgage-backed and asset-backed securities that are amortized into net investment income also consider prepayment assumptions. These assumptions are consistent with the current interest rate and economic environment. The prospective adjustment method is used to adjust the value of mortgage-backed and asset-backed securities. Adjustments to the amortized cost of U.S. Treasury Inflation-Protected Securities resulting from changes in the consumer price index are recognized in net investment income. Realized gains and losses on the sale of securities are determined using the specific identification method.

We routinely review our available-for-sale investments to determine whether unrealized losses represent temporary changes in fair value or are the result of an other-than-temporary impairment (“OTTI”). The process of determining whether a security is other-than-temporarily impaired requires judgment and involves analyzing many factors. These factors include the overall financial condition of the issuer, the length of time and magnitude of an unrealized loss, specific credit events, changes in credit ratings, the collateral structure, the credit support that may be applicable, discussions with our investment managers and other public information.

In addition, we evaluate projected cash flows in order to determine if a credit impairment has occurred. The amount of the credit loss of an impaired debt security is the difference between the amortized cost and the greater of (i) the present value of expected future cash flows and (ii) the fair value of the security. We recognize the portion of OTTI related to a credit loss in net income or loss in the consolidated statements of operations and the portion of OTTI related to all other factors is recognized in accumulated other comprehensive income in the consolidated balance sheets.

We also consider our intent to sell available-for-sale securities and the likelihood that we will be required to sell these securities before an unrealized loss is recovered. Our intent to sell a security is based, in part, on adverse changes in the creditworthiness of a debt issuer, pricing and other market conditions and our anticipated net cash flows. If we determine that we intend to sell a security that is in an unrealized loss position, then the unrealized loss related to such a security, representing the difference between the security’s amortized cost and its fair value, is recognized as a net impairment loss in the consolidated statements of operations at the time we determine our intent is to sell.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash and Cash Equivalents

Cash and cash equivalents include demand deposits, time deposits, money market instruments and both U.S. Government and non-U.S. government securities. Cash equivalents are generally carried at amortized cost, which approximates fair value, and are highly liquid investments with a maturity of less than 90 days at the date of acquisition.

Premiums Written and Earned

Assumed reinsurance premiums earned are recognized as revenues in the consolidated statements of operations, net of any ceded premiums for retrocessional coverage purchased. Both assumed and ceded premiums written are earned generally on a basis proportionate with the coverage period. On the consolidated balance sheets, unearned premiums represent premiums written not yet recognized as revenue and prepaid reinsurance premiums represent ceded premiums written not yet earned.

Due to the nature of reinsurance, ceding companies routinely report and remit premiums to us subsequent to the contract coverage period. Consequently, premiums written and receivable include amounts reported by the ceding companies, supplemented by our estimates of premiums that are written but not reported. The estimation of written premiums may be affected by early cancellation, election of contract provisions for cut-off and return of unearned premiums or other contract disruptions. The time lag involved in the process of reporting premiums is shorter than the lag in reporting losses. Premiums are generally reported to us in full within two years from the inception of the contract.

In addition to estimating premiums written, we estimate the earned portion of premiums written. The amounts we recorded on the consolidated balance sheets as estimated premiums receivable and unearned premiums are based on estimated written and earned premiums, respectively, and are subject to judgment and uncertainty. Any adjustments to written and earned premiums, and the related losses and acquisition expenses, are accounted for as changes in estimates and are reflected in the results of operations in the period in which they are made. These adjustments could be material and could significantly impact earnings in the period they are recorded although the potential net impact of changes in premiums earned on our results of operations is reduced by the accrual of losses and acquisition expenses related to such premiums.

Certain of our reinsurance contracts include provisions that adjust premiums and/or reinstate reinsurance coverage limits based upon the loss experience under the contracts. We take these provisions into account when determining our estimates of premiums written and earned. Reinstatement premiums are the premiums charged for the restoration of the reinsurance limit of a reinsurance contract to its full amount, generally coinciding with the payment of losses by the reinsurer. These premiums relate to and are earned over the future coverage period and the remaining exposure from the underlying policies. Any unearned premiums existing at the time of the reinstatement are earned immediately in proportion to the contract loss limits utilized. Additional premiums are premiums that are triggered by losses and are earned immediately. Premiums written and earned include estimates of reinstatement premiums and additional premiums based on reinsurance contract provisions and loss experience and rely on the estimates of unpaid losses and LAE.

We may record an allowance for uncollectible premiums if we believe an allowance is appropriate in light of our historical experience, the general profile of our ceding companies and our ability to contractually offset premiums receivable against losses and LAE and commission amounts payable to the same parties.

Funds Held by Ceding Companies

We write business on a funds held basis. Under these contractual arrangements, the ceding company holds the net funds that would otherwise be remitted to us and generally credits the funds held balance with interest income at a negotiated rate established in the contract. Interest income on funds held by ceding companies is included in net investment income in the consolidated statements of operations.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred Acquisition Costs

Acquisition costs consist primarily of commissions and brokerage expenses that are incremental direct costs related to the successful acquisition of new or renewal contracts and are deferred and amortized over the period that the corresponding premiums are earned. An analysis of the recoverability of deferred acquisition costs is performed by determining if the sum of the future earned premiums and anticipated investment income is greater than the expected future losses and LAE. A premium deficiency is recognized if losses and LAE are expected to exceed the related unearned premiums. Any adjustments are reflected in the results of operations in the period in which they are made. Deferred acquisition costs amortized in 2014, 2013 and 2012 were $86.4 million, $92.0 million and $86.8 million, respectively, and are included in net acquisition expenses in the consolidated statements of operations.

Unpaid Losses and Loss Adjustment Expenses

Unpaid losses and LAE are estimates of future amounts required to pay losses and LAE for claims under our assumed reinsurance contracts that have occurred at or before the balance sheet date. Unpaid losses and LAE are estimated based upon information received from ceding companies regarding our liability for unpaid losses and LAE, adjusted for our estimates of losses and LAE for which ceding company reports have not been received, our historical experience for unreported claims and industry experience for unreported claims. Unpaid losses and LAE include the cost of claims that were reported, but not yet paid, and estimates of the cost of claims incurred but not yet reported. In addition, we estimate our unallocated loss adjustment expense (“ULAE”) reserves based on our administrative costs of managing claims.

Unpaid losses and LAE represent management’s best estimate at a given point in time and are subject to the effects of trends in loss severity and frequency. These estimates are reviewed regularly and adjusted as experience develops or new information becomes available. Any adjustments are accounted for as changes in estimates and are reflected in the results of operations in the period in which they are made. It is possible that the ultimate liability may differ materially from such estimates.

Retrocessional Reinsurance

Reinsurance is the transfer of risk, by contract, from an insurance company to a reinsurer for consideration of premium. Retrocessional reinsurance is reinsurance ceded by a reinsurer to another reinsurer, referred to as a retrocessionaire, to reinsure against all or a portion of its reinsurance written. We buy retrocessional reinsurance, which is insurance for our own account, to reduce liability on individual risks, protect against catastrophic losses and obtain additional underwriting capacity. Premiums written, premiums earned, net losses and LAE, and acquisition expenses in our statements of operations reflect the net effects of assumed and ceded reinsurance transactions.

Estimated amounts recoverable from retrocessionaires on unpaid losses and LAE are determined based on our estimate of assumed ultimate losses and LAE and the terms and conditions of our retrocessional contracts. Reinsurance recoverable on unpaid and paid losses and LAE and prepaid reinsurance premiums are recorded as assets in the consolidated balance sheets.

Reinsurance Deposit Assets and Liabilities and Other Reinsurance Contracts

We elected to record at fair value certain assumed reinsurance contracts which by their terms preclude the use of (re)insurance accounting, including those accounted for as deposits. The deposit method of accounting is used for reinsurance contracts that do not transfer sufficient insurance risk. The analysis of risk transfer involves evaluating significant assumptions relating to the amount and timing of expected cash flows, as well as the interpretation of underlying contract terms. Our reinsurance deposit assets recorded at fair value include terms and conditions that have unique variable investment performance factors.

Interest income or expense related to deposit assets or liabilities is recognized as incurred and is recorded in other income or expense in the consolidated statements of operations. Profit margins are earned over the settlement period of the contractual obligations.

Changes in the fair value of these contracts are recorded in other income or expense in the consolidated statements of operations.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Debt Obligations and Deferred Debt Issuance Costs

Costs incurred in issuing debt are capitalized and amortized over the life of the debt. The amortization of these costs is included in interest expense in the consolidated statements of operations.

Income Taxes

We provide for income taxes for our operations in income tax paying jurisdictions. Our provision relies on estimates and interpretations of currently enacted tax laws. We recognize deferred tax assets and liabilities based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities. Such temporary differences are primarily due to tax basis discounts on unpaid losses and LAE and unearned premiums, deferred acquisition costs and investments. A valuation allowance against deferred tax assets is recorded if it is more likely than not that all, or some portion, of the benefits related to deferred tax assets will not be realized. Any adjustments to deferred income taxes are accounted for as changes in estimates and are reflected in the results of operations in the period in which they are made. Any adjustments could be material and could significantly impact earnings in the period they are recorded.

Share-Based Compensation

We recognize share-based compensation expense for service, performance, and market-based restricted share units, restricted shares, and share options. Service awards granted under the share incentive plan typically vest annually in equal amounts over a period of four years. Performance and market-based awards granted under the share incentive plan typically vest at the end of a three year period.

The majority of our share-based compensation awards are accounted for as equity awards and are settled in common shares. These awards are recorded in additional paid-in capital on the consolidated balance sheets. The fair value of these awards is measured at the grant date and expensed over the service or performance period. A forfeiture rate assumption is included in the determination of the share-based compensation expense.

The share-based compensation awards that are settled in cash are accounted for as liability awards and are recorded in other liabilities on the consolidated balance sheets. The fair value of these awards is measured at the grant date and re-measured at the end of each reporting period based on the market price of our common shares. The current fair value is expensed over the remaining service or performance period with changes in the fair value recorded in our statements of operations.

Share-based compensation expense generally is reversible if the service condition is not met. Share-based compensation expense related to performance-based awards is reversible if there is a decline in either the performance factors or the market price of our common shares. Share-based compensation expense related to market-based awards is not reversible if the market conditions are not met.

Foreign Currency Exchange Gains and Losses

Our reporting and functional currency, and that of our reinsurance subsidiaries, is U.S. dollars. Transactions conducted in currencies other than our reporting currency are re-measured into U.S. dollars and the resulting foreign exchange gains and losses are included in net foreign currency exchange gains or losses in the consolidated statements of operations. Foreign currency exchange gains and losses related to securities classified as trading securities are also included in net foreign currency exchange gains and losses in the consolidated statements of operations.

Earnings Per Common Share

Basic earnings per common share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings per common share reflects the basic earnings per common share calculation components adjusted for the dilutive effect of the conversion of share options, restricted shares and restricted share units.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2. Investments

Fixed Maturity Available-for-sale Securities

Our fixed maturity available-for-sale securities are U.S. dollar denominated securities. The following table sets forth our fixed maturity available-for-sale securities as of December 31, 2014 and 2013 ($ in thousands):

		Included in Accumulated Other Comprehensive Income
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Non-credit portion of OTTI(1)
December 31, 2014:
U.S. Government	$49,386	$99	$—	$49,485	$—
U.S. Government agencies	87,533	1,931	137	89,327	—
Municipal bonds	1,116,672	90,392	715	1,206,349	—
Non-U.S. governments	24,998	84	—	25,082	—
Corporate bonds	204,210	8,121	2,242	210,089	458
Commercial mortgage-backed securities	55,747	3,356	223	58,880	—
Residential mortgage-backed securities	122,475	2,217	295	124,397	87
Asset-backed securities	16,177	2,808	109	18,876	—

Total fixed maturity available-for-sale securities	$1,677,198	$109,008	$3,721	$1,782,485	$545

December 31, 2013:
U.S. Government	$4,561	$204	$—	$4,765	$—
U.S. Government agencies	51,847	—	725	51,122	—
Municipal bonds	1,220,869	54,333	5,955	1,269,247	—
Non-U.S. governments	39,973	541	—	40,514	—
Corporate bonds	224,095	6,704	3,564	227,235	—
Commercial mortgage-backed securities	72,641	4,982	132	77,491	—
Residential mortgage-backed securities	169,699	1,335	1,069	169,965	331
Asset-backed securities	16,203	1,657	329	17,531	305

Total fixed maturity available-for-sale securities	$1,799,888	$69,756	$11,774	$1,857,870	$636

(1)	The non-credit portion of OTTI represents the amount of unrealized losses on impaired securities that were not recorded in the consolidated statements of operations as of the reporting date. These unrealized losses are included in gross unrealized losses as of December 31, 2014 and 2013.

Fixed Maturity Trading Securities

Our fixed maturity trading securities are non-U.S. dollar denominated securities that, along with our non-U.S. dollar short-term trading investments and non-U.S. dollar cash and cash equivalents, are generally held for the purposes of hedging our net non-U.S. dollar denominated reinsurance liabilities. Our fixed maturity trading securities were all non-U.S. governments and the fair value was $90.6 million and $103.4 million as of December 31, 2014 and 2013, respectively.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Maturities

The following table sets forth the amortized cost and fair value of our fixed maturity available-for-sale and trading securities by stated maturity as of December 31, 2014 ($ in thousands):

	Amortized Cost	Fair Value
Due in one year or less	$170,160	$172,017
Due from one to five years	416,440	434,277
Due from five to ten years	598,084	631,367
Due in ten or more years	385,858	433,240
Mortgage-backed and asset-backed securities	194,399	202,153

Total	$1,764,941	$1,873,054

The actual maturities of our fixed maturity available-for-sale and trading securities could differ from stated maturities due to call or prepayment provisions.

Short-term Investments

We held no short-term investments as of December 31, 2014. As of December 31, 2013, short-term investments of $66.7 million consisted of non-U.S. dollar denominated securities issued by non-U.S. governments. The fair value adjustments on short-term investments recognized as trading under the fair value option contributed no significant gains or losses on investments for the years ended December 31, 2014, 2013 and 2012.

For the year ended December 31, 2014, we had purchases of $66.0 million, proceeds from maturities of $126.8 million and proceeds from sales of $6.6 million from non-U.S. dollar denominated short-term investments accounted for as trading in accordance with the fair value option that were included in investing activities on the statements of cash flows. For the year ended December 31, 2013, we had purchases of $165.1 million, proceeds from maturities of $209.9 million and proceeds from sales of $11.9 million from non-U.S. dollar denominated short-term investments accounted for as trading in accordance with the fair value option that were included in investing activities on the statements of cash flows. For the year ended December 31, 2012, we had purchases of $269.3 million, proceeds from maturities of $286.8 million and proceeds from sales of $49.4 million from non-U.S. dollar denominated short-term investments accounted for as trading in accordance with the fair value option that were included in investing activities on the statements of cash flows.

Other-Than-Temporary Impairments

We analyze the creditworthiness of our available-for-sale securities by reviewing various performance metrics of the issuer. We determined that none of our government bonds, government agencies or municipal bonds were other-than-temporarily impaired for the years ended December 31, 2014, 2013 and 2012.

The following table sets forth the net impairment losses on investments for the years ended December 31, 2014, 2013 and 2012 ($ in thousands):

	2014	2013	2012
Corporate bonds	$454	$—	$—
Commercial mortgage-backed securities	—	—	30
Non-agency residential mortgage-backed securities	385	1,439	2,896
Sub-prime asset-backed securities	1	594	105

Net impairment losses on investments	$840	$2,033	$3,031

For the year ended December 31, 2014, we recorded other-than-temporary impairment losses on corporate bonds of $0.5 million related to one security rated below investment grade that is subject to a high degree of credit risk. Residential mortgage-backed securities (“RMBS”) include U.S. Government agency RMBS and non-agency RMBS. Asset-backed securities (“ABS”) include securities with underlying sub-prime mortgages as collateral. We determined that none of our U.S. Government agency RMBS were other-than-temporarily impaired for the years ended December 31, 2014, 2013 and 2012. We analyze our non-agency RMBS and sub-prime ABS on a periodic

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

basis using default loss models based on the performance of the underlying loans. Performance metrics include delinquencies, defaults, foreclosures, prepayment speeds and cumulative losses incurred. The expected losses for a mortgage pool are compared with the current level of credit support, which generally represents the point at which our security would experience losses. We evaluate projected cash flows as well as other factors in order to determine if a credit impairment has occurred. As of December 31, 2014, the single largest unrealized loss within our RMBS portfolio was $0.1 million related to a non-agency RMBS security with an amortized cost of $4.0 million. As of December 31, 2014, there were no sub-prime ABS in an unrealized loss position.

The following table sets forth a summary of the cumulative credit losses recognized on our fixed maturity available-for-sale securities for the years ended December 31, 2014, 2013 and 2012 ($ in thousands):

	2014	2013	2012
Balance, beginning of year	$31,603	$40,219	$61,841
Credit losses on securities not previously impaired	454	—	42
Additional credit losses on securities previously impaired	386	2,033	2,989
Reduction for paydowns and securities sold	(5,372)	(10,012)	(23,766)
Reduction for increases in cash flows expected to be collected	(1,168)	(637)	(887)

Balance, end of year	$25,903	$31,603	$40,219

For the year ended December 31, 2014, total cumulative credit losses decreased primarily due to principal paydowns. As of December 31, 2014, total cumulative credit losses were related to corporate bonds, non-agency RMBS and sub-prime ABS. The cumulative credit losses we recorded on non-agency RMBS and sub-prime ABS of $25.5 million were on fifteen securities issued from 2004 to 2007. As of December 31, 2014, 16.0% of the mortgages backing these securities were 90 days or more past due and 9.4% of the mortgages had incurred cumulative losses. For these securities, the expected losses for the underlying mortgages were greater than the remaining average credit support of 2.7%.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Gross Unrealized Losses

The following table sets forth our gross unrealized losses on securities classified as fixed maturity available-for-sale aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position as of December 31, 2014 and 2013 ($ in thousands):

	2014		2013
	Fair Value	Unrealized Loss	Fair Value	Unrealized Loss
Less than twelve months:
U.S. Government agencies	$14,472	$137	$41,122	$725
Municipal bonds	—	—	247,873	5,955
Corporate bonds	32,017	1,296	90,789	3,486
Commercial mortgage-backed securities	—	—	2,938	1
Residential mortgage-backed securities	1,912	23	35,910	172
Asset-backed securities	13,491	109	13,576	24

Total	$61,892	$1,565	$432,208	$10,363

Twelve months or more:
U.S. Government agencies	$—	$—	$—	$—
Municipal bonds	42,247	715	—	—
Corporate bonds	14,121	946	920	78
Commercial mortgage-backed securities	4,528	223	4,624	131
Residential mortgage-backed securities	6,738	272	10,587	897
Asset-backed securities	—	—	699	305

Total	$67,634	$2,156	$16,830	$1,411

Total unrealized losses:
U.S. Government agencies	$14,472	$137	$41,122	$725
Municipal bonds	42,247	715	247,873	5,955
Corporate bonds	46,138	2,242	91,709	3,564
Commercial mortgage-backed securities	4,528	223	7,562	132
Residential mortgage-backed securities	8,650	295	46,497	1,069
Asset-backed securities	13,491	109	14,275	329

Total	$129,526	$3,721	$449,038	$11,774

We believe that the gross unrealized losses in our fixed maturity available-for-sale securities portfolio of $3.7 million represent temporary declines in fair value. We believe that the unrealized losses are not necessarily predictive of ultimate performance and that the provisions we have made for net impairment losses are adequate. However, economic conditions may deteriorate more than expected and may adversely affect the expected cash flows of our securities, which in turn may lead to impairment losses being recorded in future periods. Conversely, economic conditions may improve more than expected and favorably increase the expected cash flows of our impaired securities, which would be earned through net investment income over the remaining life of the security.

Net Investment Income

The following table sets forth our net investment income for the years ended December 31, 2014, 2013 and 2012 ($ in thousands):

	2014	2013	2012
Fixed maturity securities	$66,749	$68,455	$94,307
Short-term investments and cash and cash equivalents	2,794	4,419	7,319
Funds held by ceding companies	3,538	3,190	2,648

Subtotal	73,081	76,064	104,274
Investment expenses	(3,660)	(4,018)	(4,327)

Net investment income	$69,421	$72,046	$99,947

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net Realized Gains on Investments

The following table sets forth our net realized gains on investments for the years ended December 31, 2014, 2013 and 2012 ($ in thousands):

	2014	2013	2012
Gross realized gains on the sale of investments	$5,372	$27,258	$90,100
Gross realized losses on the sale of investments	—	(15)	(3)

Net realized gains on the sale of investments	5,372	27,243	90,097
Fair value adjustments on trading securities	(2,610)	(3,323)	(1,343)

Net realized gains on investments	$2,762	$23,920	$88,754

Restricted Investments

Certain of our investments are restricted to support our reinsurance operations. As of December 31, 2014, investments of $5.7 million were pledged to U.S. regulatory authorities and investments of $55.9 million and cash and cash equivalents of $13.0 million were pledged to collateralize obligations under various reinsurance contracts. We also utilize letters of credit under our credit facilities. See Note 6 for a description of our cash and cash equivalents held in trust to secure those letters of credit.

3. Fair Value Measurements

The accounting guidance related to fair value measurements addresses the recognition and disclosure of fair value measurements where those measurements are either required or permitted by the guidance. The fair values of our financial assets and liabilities addressed by this guidance are determined primarily through the use of observable inputs. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from external independent sources. Unobservable inputs reflect management’s assumptions about what market participants’ assumptions would be in pricing the asset or liability based on the best information available. We classify our financial assets and liabilities in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement. This classification requires judgment in assessing the market and pricing methodologies for a particular security. The fair value hierarchy is comprised of the following three levels:

Level 1:	Valuations are based on unadjusted quoted prices in active markets for identical financial assets or liabilities;

Level 2:	Valuations are based on prices obtained from index providers, independent pricing vendors or broker-dealers using observable inputs for financial assets and liabilities; and

Level 3:	Valuations are based on unobservable inputs for assets and liabilities where there is little or no market activity. Unadjusted third party pricing sources or management’s assumptions and internal valuation models may be used to determine the fair value of financial assets or liabilities.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Level 1, 2 and 3 Financial Assets Carried at Fair Value

The fair values of our fixed maturity securities, short-term investments and cash and cash equivalents are based on prices primarily obtained from index providers, pricing vendors, or broker-dealers using observable inputs. The fair value measurements of all of our securities were based on unadjusted prices provided by third party pricing sources. We validate the prices we obtain from third party pricing sources by performing price comparisons against multiple pricing sources, if available, periodically back-testing sales to the previously reported fair value, performing an in-depth review of specific securities when evaluating stale prices and large price movements, as well as performing other validation procedures. We also continuously monitor market data that relates to our investment portfolio and review pricing documentation that describes the methodologies used by various pricing sources. If we determine that a price appears unreasonable, we investigate and assess whether the price should be adjusted. The fair value measurements of our reinsurance deposit assets were based upon our internal valuation model which utilizes certain characteristics of both the market and income valuation approaches. Our fixed maturity securities, short-term investments, cash and cash equivalents and reinsurance deposit assets are classified in the fair value hierarchy as follows:

U.S. Government

Level 1 - The fair values of U.S. Government securities were based on quoted prices in active markets for identical assets.

U.S. Government agencies

Level 2 - The fair values of U.S. Government agencies were based on observable inputs that may include the spread above the risk-free yield curve, reported trades and broker-dealer quotes.

Municipal bonds

Level 2 - The fair values of municipal bonds were determined based on observable inputs that may include the spread above the risk-free yield curve, reported trades, broker-dealer quotes, benchmark securities, bids, credit risks and economic indicators.

Non-U.S. governments

Level 1 or 2 - The fair values of non-U.S. government securities classified as Level 1 were based on quoted prices in active markets for identical assets. Non-U.S. government securities classified as Level 2 were based on observable inputs that may include the spread above the risk-free yield curve, reported trades and broker-dealer quotes. Our non-U.S. government bond portfolio consisted of securities issued by governments, provinces, agencies and supranationals.

Corporate bonds

Level 2 - The fair values of corporate bonds were determined based on observable inputs that may include the spread above the risk-free yield curve, reported trades, broker-dealer quotes, benchmark securities, bids, credit risks and industry and economic indicators.

Commercial mortgage-backed securities

Level 2 - The fair values of CMBS classified as Level 2 were determined based on observable inputs that may include the spread above the risk-free yield curve, reported trades, broker-dealer quotes, bids, security cash flows and structures, delinquencies, loss severities and default rates.

Residential mortgage-backed securities

Level 2 or 3 - Our RMBS portfolio was comprised of securities issued by U.S. Government agencies and by non-agency institutions. The fair values of RMBS classified as Level 2 were determined based on observable inputs that may include the spread above the risk-free yield curve, reported trades, broker-dealer quotes, bids, loan level information, security cash flows and structures, prepayment speeds, delinquencies, loss severities and default rates. Non-agency RMBS classified as Level 3 used unobservable inputs that may include the probability of default, loss severity in the event of default and prepayment speeds.

Asset-backed securities

Level 2 or 3 - The fair values of ABS classified as Level 2 were determined based on observable inputs that may include the spread above the risk-free yield curve, reported trades, broker-dealer quotes, bids, security cash flows and structures, type of collateral, prepayment speeds, delinquencies, loss severities and default rates. Sub-prime ABS classified as Level 3 used unobservable inputs that may include the probability of default, loss severity in the event of default and prepayment speeds.

Short-term investments

Level 1 or 2 - The fair values of short-term investments classified as Level 1 were based on quoted prices in active markets for identical assets. The fair values of short-term investments classified as Level 2 were determined based on observable inputs that may include the risk-free yield curve, reported trades and broker-dealer quotes.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Cash and cash equivalents

Level 1 or 2 - The fair values of cash and cash equivalents classified as Level 1 were determined based on quoted prices in active markets for identical assets. The fair values of cash and cash equivalents classified as Level 2 were determined based on observable inputs that may include the risk-free yield curve, reported trades and broker-dealer quotes. Cash and cash equivalents include demand deposits, time deposits, money market instruments and both U.S. Government and non-U.S. government securities.

Reinsurance deposit assets and other reinsurance contracts

Level 3 - The fair value of reinsurance deposit assets and other reinsurance contracts carried at fair value are determined by management primarily using unobservable inputs through the application of our own assumptions and internal valuation model. The significant unobservable inputs may include the expected net cash flows related to the contract, including the expected premium, acquisition expenses and losses, contract period and the relevant discount rate used to present value the net cash flows. See further discussion below on reinsurance deposit assets.

Fair Value Levels

The following table presents the fair value hierarchy for those financial assets measured at fair value on a recurring basis by the Company as of December 31, 2014 and 2013 ($ in thousands):

		Fair Value Measurement Using:
	Total	Level 1	Level 2	Level 3
December 31, 2014:
Investments:
U.S. Government	$49,485	$49,485	$—	$—
U.S. Government agencies	89,327	—	89,327	—
Municipal bonds	1,206,349	—	1,206,349	—
Non-U.S. governments	115,651	49,888	65,763	—
Corporate bonds	210,089	—	210,089	—
Commercial mortgage-backed securities	58,880	—	58,880	—
Residential mortgage-backed securities	124,397	—	124,397	—
Asset-backed securities	18,876	—	15,404	3,472

Total investments	1,873,054	99,373	1,770,209	3,472
Cash and cash equivalents	1,434,984	1,417,431	17,553	—
Reinsurance deposit assets	82,937	—	—	82,937

Total	$3,390,975	$1,516,804	$1,787,762	$86,409

December 31, 2013:
Investments:
U.S. Government	$4,765	$4,765	$—	$—
U.S. Government agencies	51,122	—	51,122	—
Municipal bonds	1,269,247	—	1,269,247	—
Non-U.S. governments	143,909	54,980	88,929	—
Corporate bonds	227,235	—	227,235	—
Commercial mortgage-backed securities	77,491	—	77,491	—
Residential mortgage-backed securities	169,965	—	169,372	593
Asset-backed securities	17,531	—	15,304	2,227
Short-term investments	66,679	8,933	57,746	—

Total investments	2,027,944	68,678	1,956,446	2,820
Cash and cash equivalents	1,464,418	1,464,418	—	—
Reinsurance deposit assets	79,303	—	—	79,303

Total	$3,571,665	$1,533,096	$1,956,446	$82,123

Cash and cash equivalents included demand deposits and time deposits totaling $98.1 million as of December 31, 2014 and totaling $120.7 million as of December 31, 2013.

Transfers of assets into or out of Level 3 are recorded at their fair values as of the end of each reporting period, consistent with the date of the determination of fair value. There were no transfers between Levels 1 and 2 during the years ended December 31, 2014 and 2013. The transfers into and out of Level 3 were based on the level of evidence available to corroborate significant inputs with market observable information.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Changes in Level 3 Financial Assets

The following table reconciles the beginning and ending balance for our Level 3 financial assets measured at fair value on a recurring basis for the years ended December 31, 2014 and 2013 ($ in thousands):

	Year Ended December 31, 2014
	Commercial mortgage- backed securities	Residential mortgage- backed securities	Asset- backed securities	Reinsurance deposit assets	Total
Balance, beginning of year	$—	$593	$2,227	$79,303	$82,123
Sales, maturities and paydowns	—	(3,207)	(236)	—	(3,443)
Total increase (decrease) in fair value included in net income	—	—	—	3,634	3,634
Total net unrealized gains (losses) included in other comprehensive income (loss)	148	2,899	1,942	—	4,989
Transfers into Level 3	3,768	4,704	3,630	—	12,102
Transfers out of Level 3	(3,916)	(4,989)	(4,091)	—	(12,996)

Balance, end of year	$—	$—	$3,472	$82,937	$86,409

Total increase (decrease) in fair value of the financial assets included in earnings for the year	$—	$—	$—	$3,634	$3,634

	Year Ended December 31, 2013
	Commercial mortgage- backed securities	Residential mortgage- backed securities	Asset- backed securities	Reinsurance deposit assets	Total
Balance, beginning of year	$524	$5,374	$1,036	$50,693	$57,627
Purchases	—	—	—	25,000	25,000
Sales, maturities and paydowns	—	(448)	(29)	—	(477)
Total increase (decrease) in fair value included in net income	—	—	—	3,610	3,610
Total net unrealized gains (losses) included in other comprehensive income (loss)	487	799	(4)	—	1,282
Transfers into Level 3	—	4,091	3,984	—	8,075
Transfers out of Level 3	(1,011)	(9,223)	(2,760)	—	(12,994)

Balance, end of year	$—	$593	$2,227	$79,303	$82,123

Total increase (decrease) in fair value of the financial assets included in earnings for the year	$—	$—	$—	$3,610	$3,610

Quantitative Information of Level 3 Fair Value Measurements

The fair value measurements of our CMBS, non-agency RMBS and sub-prime ABS classified as Level 3 were based on unadjusted third party pricing sources.

The fair value measurements of our reinsurance deposit assets used significant unobservable inputs through the application of our own assumptions and internal valuation model and were classified as Level 3. The most significant unobservable inputs used in our internal valuation model are the estimated contract period remaining, credit spread above the risk-free rate and net losses and LAE ceded. The credit spread above the risk-free rate is determined by reviewing the credit spreads of fixed income securities through observable market data, as well as considering illiquidity and the structure of these contracts. The fair value of the reinsurance deposit assets may increase or decrease due to changes in the estimated contract period remaining, the credit spread and net losses and LAE ceded. Generally, a decrease in the credit spread or a decrease in net losses and LAE ceded would result in an increase in the fair value of the reinsurance deposit assets. Conversely, an increase in the credit spread or an increase in net losses and LAE ceded would result in a decrease in the fair value of the reinsurance deposit assets.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth the weighted average of the significant unobservable quantitative information used for the fair value measurement of our reinsurance deposit assets as of December 31, 2014 and December 31, 2013:

	December 31, 2014	December 31, 2013
Estimated contract period remaining	834 days	1,193 days
Credit spread above the risk-free rate	1.46%	1.58%
Net losses and LAE ceded inception-to-date	$—	$—

Other Financial Assets and Liabilities Not Carried at Fair Value

Accounting guidance requires note disclosure of the fair value of other financial assets and liabilities not carried at fair value, excluding balances related to insurance contracts.

The debt obligations on our consolidated balance sheets were recorded at cost with a carrying value of $250.0 million as of December 31, 2014 and 2013, and had a fair value of $278.6 million and $271.5 million as of December 31, 2014 and 2013, respectively. The fair value measurements were based on observable inputs and therefore would be considered to be Level 2.

Our remaining assets and liabilities were generally carried at cost or amortized cost, which approximates fair value as of December 31, 2014 and 2013. The fair value measurements were based on observable inputs and therefore would be considered to be Level 1 or Level 2.

4. Unpaid Losses and Loss Adjustment Expenses

The following table sets forth the changes in our liability for unpaid losses and LAE for the years ended December 31, 2014, 2013 and 2012 ($ in thousands):

	2014	2013	2012
Net unpaid losses and LAE as of January 1,	$1,670,171	$1,957,685	$2,385,659

Net incurred losses and LAE related to:
Current year	311,491	328,136	395,661
Prior years	(128,090)	(160,690)	(212,001)

Net incurred losses and LAE	183,401	167,446	183,660

Net paid losses and LAE related to:
Current year	75,511	58,958	95,808
Prior years	326,673	386,408	524,423

Net paid losses and LAE	402,184	445,366	620,231
Net effects of foreign currency exchange rate changes	(18,500)	(9,594)	8,597

Net unpaid losses and LAE as of December 31,	1,432,888	1,670,171	1,957,685
Reinsurance recoverable on unpaid losses and LAE	2,810	1,194	3,597

Gross unpaid losses and LAE as of December 31,	$1,435,698	$1,671,365	$1,961,282

We report changes in estimates of prior years’ unpaid losses and LAE, referred to as net favorable or unfavorable loss development, in our consolidated statements of operations in the period in which we make the change.

The following table sets forth the components of net incurred losses and LAE related to prior years for the years ended December 31, 2014, 2013 and 2012 ($ in thousands):

	2014	2013	2012
Net favorable loss development	$(127,633)	$(183,293)	$(235,543)
Increase (decrease) in losses attributable to changes in premium estimates	(457)	22,603	23,542

Net incurred losses and LAE - prior years	$(128,090)	$(160,690)	$(212,001)

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Net favorable loss development was primarily attributable to a level of cumulative losses reported by our ceding companies that was lower than expected and that, in our judgment, resulted in sufficient credibility in the loss experience to change our previously selected loss ratios. Prior years’ incurred losses and LAE included losses associated with changes in premium estimates and the patterns of their earnings. The effect on net income from the increase or decrease in losses attributable to changes in premium estimates, after considering corresponding changes in premium estimates and acquisition expenses, was not significant.

The following table sets forth the net favorable loss development by operating segment for the years ended December 31, 2014, 2013 and 2012 ($ in thousands):

	2014	2013	2012
Property and Marine	$(27,382)	$(71,269)	$(45,664)
Casualty	(97,795)	(103,165)	(182,014)
Finite Risk	(2,456)	(8,859)	(7,865)

Net favorable loss development	$(127,633)	$(183,293)	$(235,543)

The Property and Marine segment net favorable loss development included net favorable loss development related to major catastrophe events of $14.1 million, $41.1 million and $12.7 million for the years ended December 31, 2014, 2013 and 2012, respectively. For the years ended December 31, 2014, 2013 and 2012, the net favorable loss development related to major catastrophe events resulted primarily from events that occurred during 2010 through 2013. Property and marine net favorable loss development, excluding major catastrophes, for the years ended December 31, 2014, 2013 and 2012 was primarily attributable to the property per risk and catastrophe excess-of-loss (non-major events) classes.

The Casualty segment net favorable loss development included $82.8 million, $98.2 million and $165.8 million attributable to the long-tailed casualty classes for years ended December 31, 2014, 2013 and 2012, respectively. The majority of the long-tailed casualty net favorable loss development for the years ended December 31, 2014 and 2013 was attributable to the 2011 and prior underwriting years of the claims made, umbrella and international casualty classes. The majority of the long-tailed casualty net favorable loss development for the year ended December 31, 2012 was attributable to the 2009 and prior underwriting years of the claims made, umbrella, casualty occurrence and international casualty classes.

The Finite Risk segment net favorable loss development was offset by additional profit commissions of $1.9 million, $7.1 million and $8.1 million for the years ended December 31, 2014, 2013 and 2012, respectively.

The net favorable loss development for the years ended December 31, 2014, 2013 and 2012 was primarily attributable to a level of cumulative losses reported by our ceding companies that was lower than expected and that, in our judgment, resulted in sufficient credibility in the loss experience to change our previously selected loss ratios and reduce estimated ultimate losses.

As many of the reinsurance coverages we offer will likely involve claims that may not ultimately be settled for many years after they are incurred, subjective judgments as to ultimate exposure to losses are an integral and necessary component of the process of estimating unpaid losses and LAE. With respect to reinsurers, the inherent uncertainties of estimating unpaid losses and LAE are further exacerbated by the significant amount of time that often elapses between the occurrence of an insured loss, the reporting of that loss to the primary insurer and then to the reinsurer, and the primary insurer’s payment of that loss to the insured and subsequent payment by the reinsurer to the primary insurer. Unpaid losses and LAE are reviewed quarterly using a variety of statistical and actuarial techniques to analyze current claim costs, frequency and severity data and prevailing economic, social and legal factors. Unpaid losses and LAE established in prior years are evaluated as loss experience develops and new information becomes available. Adjustments to previously estimated unpaid losses and LAE are reflected in financial results in the periods in which they are made. Unpaid losses and LAE represent our best estimate of the costs of claims incurred, and it is possible that our ultimate liability may differ materially from such estimates.

5. Retrocessional Reinsurance

During 2014, 2013 and 2012, our retrocessional reinsurance was primarily purchased by Platinum Bermuda which entered into various industry loss warranty reinsurance agreements that provided retrocessional coverage for catastrophic events in North America, Europe and Japan.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth the effects of retrocessional reinsurance on premiums, losses and LAE for the years ended December 31, 2014, 2013 and 2012 ($ in thousands):

	2014	2013	2012
Assumed:
Premiums written	$509,127	$579,761	$569,724
Premium earned	522,747	567,682	576,920
Losses and LAE	185,024	164,565	183,376
Ceded:
Premiums written	(17,059)	(12,640)	(4,724)
Premium earned	(16,111)	(14,269)	(10,424)
Losses and LAE	(1,623)	2,881	284
Net:
Premiums written	492,068	567,121	565,000
Premium earned	506,636	553,413	566,496
Losses and LAE	$183,401	$167,446	$183,660

We remain liable for ceded losses and LAE to the extent that our retrocessionaires do not meet their obligations under these agreements. The failure of retrocessionaires to meet their obligations would result in losses to us. Therefore, we consider the financial strength of retrocessionaires when determining whether to purchase retrocessional coverage from them and routinely monitor the financial performance and rating status of all material retrocessionaires. We generally obtain retrocessional coverage from companies rated “A-” or better by A.M. Best Company, Inc. (“A.M. Best”) unless the retrocessionaire’s obligations are collateralized. We believe our retrocessionaires are able to meet, and will meet, all of their obligations under the agreements as of December 31, 2014. We have recorded no provisions for unrecoverable reinsurance as of December 31, 2014 and 2013.

6. Debt Obligations and Credit Facilities

Debt Obligations

As of December 31, 2014, Platinum Finance had outstanding debt obligations consisting of an aggregate principal amount of $250.0 million of Series B 7.5% Notes due June 1, 2017, fully and unconditionally guaranteed by Platinum Holdings. Interest is payable on the debt obligations on each of June 1 and December 1. Platinum Finance may redeem the debt obligations, at its option, at any time in whole, or from time to time in part, prior to maturity, subject to a “make-whole” provision.

Credit Facilities

Syndicated Credit Facility

On April 9, 2014, we entered into an amended and restated credit facility with various financial institutions (the “Syndicated Credit Facility”). The Syndicated Credit Facility is a four-year, $300.0 million secured senior credit facility available for letters of credit (“LOC”), with a sublimit of $100.0 million for revolving borrowings. LOC and borrowings under the Syndicated Credit Facility are available for the working capital, liquidity and general corporate requirements of Platinum Holdings, Platinum Finance and our reinsurance subsidiaries. The Syndicated Credit Facility contains customary representations, warranties and covenants. Platinum Holdings and Platinum Finance have unconditionally guaranteed the obligations of each Platinum entity under the Syndicated Credit Facility.

Other Letter of Credit Facilities

We have an LOC facility with a financial institution in the aggregate amount of $100.0 million available for the issuance of LOC to support reinsurance obligations of our reinsurance subsidiaries. We also have the ability to request an uncommitted LOC facility of up to $150.0 million subject to agreement with the lender.

Platinum Bermuda has an uncommitted LOC facility of $125.0 million available for the issuance of LOC to support reinsurance obligations of Platinum Bermuda. There was $10.9 million committed under this facility as of December 31, 2014. Platinum Holdings has unconditionally guaranteed the obligations of Platinum Bermuda under this facility.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

We had no revolving borrowings under the Syndicated Credit Facility during the years ended December 31, 2014 and 2013. The following table summarizes the outstanding LOC as of December 31, 2014 ($ in thousands):

	Credit Capacity	Letters of Credit Issued(1)	Credit Capacity Remaining
Syndicated Credit Facility	$300,000	$85,509	$214,491
Other LOC Facilities	375,000	27,757	347,243

Total	$675,000	$113,266	$561,734

(1)	Cash and cash equivalents of $131.3 million were held to collateralize LOC issued as of December 31, 2014.

The credit capacity of $675.0 million consists of $410.9 million of committed capacity and $264.1 million of uncommitted capacity. The Company also has the ability to increase the Syndicated Credit Facility and other LOC facilities by up to $175.0 million subject to agreement with the lenders. We are in compliance with all of the covenants under our credit facilities.

7. Income Taxes

We provide for income tax expense or benefit based upon pre-tax income reported in the consolidated financial statements and the provisions of currently enacted tax laws. Platinum Holdings and Platinum Bermuda are incorporated under the laws of Bermuda and are subject to Bermuda law with respect to taxation. Under current Bermuda law, Platinum Holdings and Platinum Bermuda are not taxed on any Bermuda income or capital gains and they have received an assurance from the Bermuda Minister of Finance that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to Platinum Holdings or Platinum Bermuda or any of their respective operations, shares, debentures or other obligations until March 31, 2035.

Platinum Holdings has subsidiaries based in the United States and Ireland that are subject to the tax laws thereof. The operations of Platinum US, Platinum Finance and PASI are subject to U.S. federal income taxes generally at a rate of 35%. Any of our non-U.S. subsidiaries could become subject to U.S. federal income tax only to the extent that they derive (i) U.S. source income that is subject to U.S. withholding tax or (ii) income from activity that is deemed to be the conduct of a trade or business within the U.S. We do not consider our non-U.S. subsidiaries to be engaged in a trade or business within the U.S. and, therefore, do not believe that our non-U.S. subsidiaries are subject to U.S. federal income tax. However, there is little legal precedent as to what constitutes being engaged in a trade or business within the U.S. and, thus, there exists the possibility that the U.S. Internal Revenue Service could assert claims that our non-U.S. subsidiaries are engaged in a trade or business in the U.S. and attempt to assess taxes that are not provided for.

Dividends or other distributions from Platinum Finance, our intermediate holding company based in the U.S., to Platinum Regency, its Irish parent, are subject to U.S. withholding tax.

The consolidated federal income tax returns of our U.S.-based subsidiaries for 2010 and subsequent calendar years remain subject to examination. The U.S. Internal Revenue Service recently commenced an examination of the 2011 consolidated federal income tax return.

Under current Irish law, Platinum Regency is taxed at a 25% corporate income tax rate on non-trading income and a 12.5% corporate income tax rate on trading income. Subject to meeting certain requirements, there is no withholding tax on dividends distributed from Platinum Regency to Platinum Holdings. The tax returns that remain open for Platinum Regency are for calendar years 2010 and later.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents our income before income taxes by jurisdiction for the years ended December 31, 2014, 2013 and 2012 ($ in thousands):

	2014	2013	2012
Bermuda	$123,371	$151,289	$272,163
United States	58,851	106,869	80,322
Ireland and other	(220)	(153)	(261)

Income before income taxes	$182,002	$258,005	$352,224

The following table presents our current and deferred income taxes for the years ended years ended December 31, 2014, 2013 and 2012 ($ in thousands):

	2014	2013	2012
Current tax expense	$12,317	$24,708	$16,205
Deferred tax expense	4,917	10,019	8,791

Income tax expense	$17,234	$34,727	$24,996

The following table presents a reconciliation of expected income taxes, computed by applying the tax rate of 0% under Bermuda law to income before income taxes, to income tax expense for the years ended December 31, 2014, 2013 and 2012 ($ in thousands):

	2014	2013	2012
Expected income tax expense at 0%	$—	$—	$—
Foreign taxes at local expected rates:
United States	20,598	37,404	28,113
Ireland and other	(55)	(38)	(60)
Tax exempt investment income	(5,248)	(4,745)	(4,470)
U.S. state taxes, net of U.S. federal tax benefit	459	455	355
Prior year adjustment	—	—	(305)
Non-deductible expenses and other	1,480	1,651	1,363

Income tax expense	$17,234	$34,727	$24,996

The following table presents the tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities as of December 31, 2014 and 2013 ($ in thousands):

	2014	2013
Deferred tax assets:
Unpaid losses and LAE	$29,598	$34,365
Unearned premiums	6,340	7,136
Temporary differences in recognition of expenses	3,210	3,178

Total deferred tax assets	$39,148	$44,679

Deferred tax liabilities:
Deferred acquisition costs	$8,579	$9,333
Unrealized gains on investments	12,598	9,898
Other	448	307

Total deferred tax liabilities	21,625	19,538

Net deferred tax assets	$17,523	$25,141

The deferred tax assets and liabilities as of December 31, 2014 and 2013 were all related to U.S. income tax. To evaluate the recoverability of the deferred tax assets, we consider the timing of the reversal of deferred income and expense items as well as the likelihood that we will generate sufficient taxable income to realize the future tax benefits. We believe that it is more likely than not we will generate sufficient taxable income and realize the future tax benefits in order to recover the deferred assets and, accordingly, no valuation allowance was established as of December 31, 2014 and 2013.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

8. Shareholders’ Equity

Common Shares

Platinum Holdings is authorized to issue up to 200,000,000 common shares, $0.01 par value. The following table reconciles the beginning and ending balance of common shares issued and outstanding for the years ended December 31, 2014, 2013 and 2012 (amounts in thousands):

	2014	2013	2012
Shares issued and outstanding, beginning of year	28,143	32,722	35,526
Options exercised	12	685	170
Restricted shares issued(1)	41	(13)	(5)
Restricted share units issued	204	109	120
Shares repurchased	(3,559)	(5,360)	(3,089)

Shares issued and outstanding, end of year	24,841	28,143	32,722

(1)	Restricted shares issued are net of forfeitures and cancelations.

Preferred Shares

Platinum Holdings is authorized to issue up to 25,000,000 preferred shares, $0.01 par value. There were no preferred shares outstanding for the years ended December 31, 2014, 2013 and 2012.

Accumulated Other Comprehensive Income

Accumulated other comprehensive income in the consolidated balance sheets relates to unrealized gains and losses on available-for-sale securities, net of deferred taxes.

The following table reconciles the beginning and ending balances for accumulated other comprehensive income for the years ended December 31, 2014, 2013 and 2012 ($ in thousands):

	2014
	Pre-tax	Tax	Net of tax
Balance, beginning of year	$57,982	$(9,898)	$48,084
Other comprehensive income (loss) on available-for-sale securities before reclassifications:
Change in net unrealized gains and losses on securities with other-than-temporary impairments recorded	(991)	1	(990)
Change in net unrealized gains and losses on all other securities	52,828	(3,571)	49,257

Total change in net unrealized gains and losses	51,837	(3,570)	48,267

Reclassifications to net income on available-for-sale securities:
Net realized gains on investments	(5,372)	871	(4,501)
Net impairment losses on investments	840	(1)	839

Total reclassifications to net income	(4,532)	870	(3,662)

Other comprehensive income (loss)	47,305	(2,700)	44,605

Balance, end of year	$105,287	$(12,598)	$92,689

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	2013
	Pre-tax	Tax	Net of tax
Balance, beginning of year	$159,975	$(22,285)	$137,690
Other comprehensive income (loss) on available-for-sale securities before reclassifications:
Change in net unrealized gains and losses on securities with other-than-temporary impairments recorded	(631)	11	(620)
Change in net unrealized gains and losses on all other securities	(76,152)	8,734	(67,418)

Total change in net unrealized gains and losses	(76,783)	8,745	(68,038)

Reclassifications to net income on available-for-sale securities:
Net realized gains on investments	(27,243)	3,675	(23,568)
Net impairment losses on investments	2,033	(33)	2,000

Total reclassifications to net income	(25,210)	3,642	(21,568)

Other comprehensive income (loss)	(101,993)	12,387	(89,606)

Balance, end of year	$57,982	$(9,898)	$48,084

	2012
	Pre-tax	Tax	Net of tax
Balance, beginning of year	$168,861	$(22,226)	$146,635
Other comprehensive income (loss) on available-for-sale securities before reclassifications:
Change in net unrealized gains and losses on securities with other-than-temporary impairments recorded	211	99	310
Change in net unrealized gains and losses on all other securities	77,652	(5,508)	72,144

Total change in net unrealized gains and losses	77,863	(5,409)	72,454

Reclassifications to net income on available-for-sale securities:
Net realized gains on investments	(89,780)	5,652	(84,128)
Net impairment losses on investments	3,031	(302)	2,729

Total reclassifications to net income	(86,749)	5,350	(81,399)

Other comprehensive income (loss)	(8,886)	(59)	(8,945)

Balance, end of year	$159,975	$(22,285)	$137,690

The following table sets forth the amounts reclassified out of accumulated other comprehensive income and the location of those amounts in the consolidated statements of operations for the years ended December 31, 2014, 2013 and 2012 ($ in thousands):

	2014	2013	2012
Revenue:
Net realized gains on investments	$(5,372)	$(27,243)	$(89,780)
Net impairment losses on investments	840	2,033	3,031

Income tax expense	$870	$3,642	$5,350

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Share Repurchases

Our Board of Directors has authorized the repurchase of our common shares through a share repurchase program. Since the program was established, our Board of Directors has approved increases in the repurchase program from time to time, most recently on April 22, 2014, to result in authority as of such date to repurchase up to a total of $250.0 million of our common shares. The following table summarizes our repurchases of common shares for the years ended December 31, 2014, 2013 and 2012 ($ in thousands, except per share data):

Year	Shares Repurchased	Weighted Average Cost per Share (1)	Aggregate Amount Paid
2014	3,558,690	$60.61	$215,684
2013	5,360,266	56.58	303,294
2012	3,088,589	$37.46	$115,702

(1)	Including commissions.

The shares we repurchased were canceled. As of December 31, 2014, we had $110.1 million remaining under the share repurchase program.

9. Statutory Regulations and Dividend Restrictions

Statutory Regulations

Group Supervision of the Company

The Bermuda Monetary Authority is the group supervisor of the Company. The laws and regulations of Bermuda require that the Company maintain a minimum amount of group statutory capital and surplus based on the enhanced capital requirement. As of December 31, 2014, the Company’s enhanced capital requirement is 60% of the amount calculated using the group standardized risk-based capital model of the Bermuda Monetary Authority. The Company is also subject to an early-warning level based on 120% of the enhanced capital requirement which may trigger additional reporting requirements or other enhanced oversight. As of December 31, 2014, the amount of group statutory capital and surplus maintained by the Company satisfied these regulatory requirements.

Statutory Regulation of Subsidiaries

Our reinsurance subsidiaries, Platinum Bermuda and Platinum US, are required to comply with certain laws and regulations within their jurisdictions. The laws and regulations of Bermuda require that Platinum Bermuda maintain a minimum amount of statutory capital and surplus. For Platinum Bermuda this amount is the enhanced capital requirement based on the standardized risk-based capital model of the Bermuda Monetary Authority. Platinum Bermuda is also subject to an early-warning level based on 120% of the enhanced capital requirement which may trigger additional reporting requirements or other enhanced oversight. The laws and regulations in the United States establish minimum capital adequacy levels and grant regulators the authority to take specific actions based on the level of impairment. For Platinum US this amount is the Company Action Level based on the risk-based capital model of the National Association of Insurance Commissioners and represents the first level at which regulatory action is triggered.

Our reinsurance subsidiaries file financial statements prepared in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities in the jurisdictions in which they operate. The common adjustments from U.S. GAAP financial statements to statutory basis financial statements include eliminating deferred acquisition costs, prepaid assets and fixed assets and presenting reinsurance assets and liabilities net of retrocessional reinsurance. Also, in the United States, bonds are generally recorded at amortized cost and deferred income tax is charged directly to equity. In preparing our statutory basis financial statements, we have used statutory accounting practices that are prescribed by the relevant regulatory authorities. Furthermore, the Bermuda Monetary Authority has permitted the use of deposit accounting for our reinsurance deposit assets, which aligns with U.S. GAAP, and has no effect on Platinum Bermuda’s statutory capital and surplus. Platinum Bermuda has also received approval from the Bermuda Monetary Authority to reduce the standard risk-based capital factor applicable to the reinsurance deposit assets. The Maryland Insurance Administration recently commenced an examination of the statutory basis financial statements of Platinum US as of December 31, 2013.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth the actual statutory capital and surplus for our reinsurance subsidiaries and the corresponding minimum capital adequacy levels noted above as of December 31, 2014 and 2013 ($ in thousands):

	2014	2013
Actual statutory capital and surplus:
Platinum Bermuda	$981,136	$1,057,281
Platinum US	$531,368	$549,242
Required statutory capital and surplus:
Platinum Bermuda	$248,758	$327,221
Platinum US	$242,670	$258,528

Total statutory net income of our reinsurance subsidiaries was $209.0 million, $264.0 million, and $364.3 million for the years ended December 31, 2014, 2013 and 2012.

Dividend Restrictions

Platinum Holdings and its subsidiaries are subject to certain legal and regulatory restrictions in their respective jurisdictions of domicile. The legal restrictions generally include the requirement to maintain positive net assets and to be able to pay liabilities as they become due. Regulatory restrictions on dividends are described below.

Dividend Restrictions on Platinum Holdings

Platinum Holdings receives dividends and other distributions from its subsidiaries as a source of liquidity and to fund the payment of dividends to its shareholders. Distributions to Platinum Holdings from its subsidiaries may be restricted as described below. Pursuant to the terms of the Merger Agreement, Platinum Holdings is prohibited from declaring and paying any dividend or making other distributions on its share capital, other than dividends or distributions paid by a wholly owned subsidiary to it or its subsidiaries and quarterly cash dividends in the ordinary course of business on Platinum Holdings’ common shares with record and payment dates consistent with past practice, in an amount not to exceed $0.08 per share per quarter. There are no other significant restrictions on retained earnings available for the payment of dividends by Platinum Holdings to its shareholders.

On February 10, 2015, Platinum Holdings’ board of directors declared, subject to certain conditions, a quarterly dividend of $0.08 per common share. The quarterly dividend would be payable on March 31, 2015 to shareholders of record on March 2, 2015 and is conditioned on the Merger not having been consummated on or prior to March 31, 2015.

In addition, on February 10, 2015, Platinum Holdings’ board of directors declared, subject to certain conditions, a special dividend of $10.00 per common share in connection with its pending Merger by RenaissanceRe. The special dividend would be payable prior to the effective time of the Merger on the closing date of the Merger to shareholders of record at the close of business on the last business day prior to the closing date. The special dividend is conditioned on the Merger having been approved by the shareholders of the Company at a special meeting of its shareholders on February 27, 2015 (or any adjournment or postponement thereof). The Merger is subject to the approval of shareholders of Platinum and the satisfaction of customary closing conditions. There can be no assurance that all such closing conditions will be satisfied and thus there is no assurance that the Merger will occur.

Dividend Restrictions on Subsidiaries

The laws and regulations of Bermuda and the United States include certain restrictions on the amount of statutory capital and surplus that are available for the payment of dividends by Platinum Bermuda and Platinum US to their respective parent companies, Platinum Holdings and Platinum Finance.

For 2015, Platinum Bermuda is generally restricted from declaring and paying dividends of more than 25% of its statutory capital and surplus as of December 31, 2014 unless an affidavit is filed with the Bermuda Monetary Authority stating it will continue to meet its capital and liquidity requirements. During 2015, the maximum amount available for the payment of dividends by Platinum Bermuda without filing an affidavit is $245.3 million. On January 14, 2015, Platinum Bermuda paid a dividend of $240.0 million to Platinum Holdings.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Platinum US is required to notify its regulator, the Maryland Insurance Administration, 10 days prior to the payment of an ordinary dividend and 30 days prior to the payment of an extraordinary dividend. During 2014, Platinum US utilized its ordinary dividend capacity and paid an extraordinary dividend. In 2015, Platinum US will have an ordinary dividend capacity of $27.2 million.

During the year ended December 31, 2014, dividends of $339.0 million were paid by the reinsurance subsidiaries of Platinum Holdings, of which $264.0 million was paid by Platinum Bermuda to Platinum Holdings and $75.0 million was paid by Platinum US to Platinum Finance.

There are no regulatory restrictions on retained earnings available for the payment of dividends by Platinum Finance to Platinum Regency or by Platinum Regency to Platinum Holdings. Irish law prohibits Platinum Regency from declaring a dividend to its shareholders unless it has “profits available for distribution”. The determination of whether a company has profits available for distribution is based on its accumulated profits, not previously distributed or capitalized, less its accumulated realized losses, not previously used as a reduction from capital.

10. Operating Segment Information

We have organized our worldwide reinsurance business into three operating segments: Property and Marine, Casualty and Finite Risk. We believe that underwriting income or loss and related underwriting ratios allow for a more complete understanding of the profitability of our reinsurance operations and operating segments. These measures are considered to be non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with U.S. GAAP.

Underwriting income or loss consists of net premiums earned less net losses and LAE and net underwriting expenses. Net underwriting expenses include net acquisition expenses and operating costs related to underwriting. Underwriting income or loss excludes revenues and expenses related to net investment income, net realized gains or losses on investments, net impairment losses on investments, corporate expenses not allocated to underwriting segments, net foreign currency exchange gains or losses, interest expense and other income and expense.

Underwriting ratios are calculated for net losses and LAE, net acquisition expense and other underwriting expense. The ratios are calculated by dividing the related expense by net premiums earned. The combined ratio is the sum of the net losses and LAE, net acquisition expense and other underwriting expense ratios.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes underwriting income or loss and related underwriting ratios for the three operating segments, together with a reconciliation of segment underwriting income (loss) to the U.S. GAAP measure of income before income taxes for the years ended December 31, 2014, 2013 and 2012 ($ in thousands):

	2014
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$207,867	$259,809	$24,392	$492,068

Net premiums earned	211,640	267,224	27,772	506,636
Net losses and loss adjustment expenses	69,779	95,080	18,542	183,401
Net acquisition expenses	40,074	66,404	7,326	113,804
Other underwriting expenses	31,087	22,022	1,310	54,419

Segment underwriting income (loss)	$70,700	$83,718	$594	155,012

Net investment income				69,421
Net realized gains on investments				2,762
Net impairment losses on investments				(840)
Other income (expense)				3,180
Corporate expenses not allocated to segments				(28,890)
Net foreign currency exchange (losses) gains				512
Interest expense				(19,155)

Income before income taxes				$182,002

Underwriting ratios:
Net loss and loss adjustment expense	33.0%	35.6%	66.8%	36.2%
Net acquisition expense	18.9%	24.8%	26.4%	22.5%
Other underwriting expense	14.7%	8.2%	4.7%	10.7%

Combined	66.6%	68.6%	97.9%	69.4%

	2013
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$229,507	$295,668	$41,946	$567,121

Net premiums earned	222,010	297,888	33,515	553,413
Net losses and loss adjustment expenses	34,421	115,888	17,137	167,446
Net acquisition expenses	38,342	71,648	13,777	123,767
Other underwriting expenses	30,898	23,149	1,439	55,486

Segment underwriting income (loss)	$118,349	$87,203	$1,162	206,714

Net investment income				72,046
Net realized gains on investments				23,920
Net impairment losses on investments				(2,033)
Other income (expense)				3,477
Corporate expenses not allocated to segments				(27,228)
Net foreign currency exchange (losses) gains				234
Interest expense				(19,125)

Income before income taxes				$258,005

Underwriting ratios:
Net loss and loss adjustment expense	15.5%	38.9%	51.1%	30.3%
Net acquisition expense	17.3%	24.1%	41.1%	22.4%
Other underwriting expense	13.9%	7.8%	4.3%	10.0%

Combined	46.7%	70.8%	96.5%	62.7%

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	2012
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$256,182	$287,112	$21,706	$565,000

Net premiums earned	253,604	294,122	18,770	566,496
Net losses and loss adjustment expenses	132,580	43,763	7,317	183,660
Net acquisition expenses	34,342	68,987	12,108	115,437
Other underwriting expenses	31,140	22,937	1,105	55,182

Segment underwriting income (loss)	$55,542	$158,435	$(1,760)	212,217

Net investment income				99,947
Net realized gains on investments				88,754
Net impairment losses on investments				(3,031)
Other income (expense)				(239)
Corporate expenses not allocated to segments				(25,271)
Net foreign currency exchange (losses) gains				(1,055)
Interest expense				(19,098)

Income (loss) before income taxes				$352,224

Underwriting ratios:
Net loss and loss adjustment expense	52.3%	14.9%	39.0%	32.4%
Net acquisition expense	13.5%	23.5%	64.5%	20.4%
Other underwriting expense	12.3%	7.8%	5.9%	9.7%

Combined	78.1%	46.2%	109.4%	62.5%

The following table presents our net premiums written for the years ended December 31, 2014, 2013 and 2012 by geographic location of the ceding company ($ in thousands):

	2014	2013	2012
United States	$386,743	$444,110	$441,762
International	105,325	123,011	123,238

Total	$492,068	$567,121	$565,000

11. Share Incentive Compensation and Defined Contribution Retirement Plans

Share Incentive Compensation

We have a share incentive plan under which our employees and directors may be granted options, restricted shares, restricted share units, share appreciation rights, or other rights to acquire shares. Upon effectiveness, our Amended and Restated 2010 Share Incentive Plan (the “Plan”) had an aggregate of 3,572,977 common shares available and reserved for issuance, which was comprised of 3,100,000 common shares as set forth in the Plan, plus authorized and unissued shares that remained available under a previous share incentive plan.

The following table provides the total share-based compensation expense recognized during the years ended December 31, 2014, 2013 and 2012 ($ in thousands):

	2014	2013	2012
Restricted share units:
Service-based awards	$4,420	$4,198	$3,974
Performance-based awards	6,299	6,264	2,810
Market-based awards	3,369	3,173	1,617
Restricted shares	357	883	1,666
Share options	—	—	70

Share based compensation expense	14,445	14,518	10,137
Tax benefit	(2,562)	(2,560)	(1,829)

Share based compensation expense, net of taxes	$11,883	$11,958	$8,308

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2014, there was $17.3 million of total unrecognized compensation cost related to restricted share units and restricted shares. This included $6.6 million for service-based awards, $0.1 million for equity-classified performance-based awards, $5.8 million for liability-classified performance-based awards, $2.6 million for market-based awards, and $2.2 million for restricted share awards that will be recognized over a weighted average period of 1.0 years, 0.5 years, 0.9 years, 1.0 years, and 1.6 years, respectively. There was no unrecognized compensation cost related to share options.

(i) Restricted Share Units

Service-Based Awards

Service-based restricted share units generally vest annually over a four year period. Service-based restricted share units granted to non-employee directors vest after one year.

The following table sets forth information regarding these awards as of and for the years ended December 31, 2014, 2013 and 2012 (amounts in thousands, except per share weighted average grant date fair value):

	As of and for the Years Ended
	December 31, 2014		December 31, 2013		December 31, 2012
	Restricted Share Units	Weighted Average Grant Date Fair Value	Restricted Share Units	Weighted Average Grant Date Fair Value	Restricted Share Units	Weighted Average Grant Date Fair Value
Outstanding - beginning of year	235	$42.96	263	$37.36	280	$37.17
Granted	76	56.25	82	51.60	128	36.02
Vested	(100)	42.28	(110)	35.96	(126)	35.46
Forfeited	—	—	—	—	(19)	38.09

Outstanding - end of year	211	$48.09	235	$42.96	263	$37.36

The grant date fair value of these awards is based on the grant date share price multiplied by the number of share units granted. The fair value at the grant date was $4.3 million, $4.2 million and $4.6 million in 2014, 2013 and 2012, respectively.

Performance-Based Awards

Performance-based awards of restricted share units made pursuant to the executive incentive plan may be settled in shares or cash. The executive incentive plan utilizes shares reserved under the Plan for share-settled awards. Performance-based awards generally vest on the third anniversary of the grant date and are based on either the average annual return on equity over three years or the average change in adjusted fully converted book value per share (“Average Change in Adjusted FCBVPS”) over three years.

For awards granted prior to July 2014, the performance adjustment is calculated based on the average annual return on equity over three years. For awards granted in 2012 and later, an average return on equity between 4% and 15% or more results in a settlement of 25% to 150% of the initial award. In addition, there is a minimum payout of 8.33% of the share units granted for each year of the three-year performance period that the average return on equity is 4% or more.

For awards granted in July 2014, the performance adjustment is calculated based on the Average Change in Adjusted FCBVPS over three years. An Average Change in Adjusted FCBVPS between 4.3% and 8.6% results in a settlement of 40% to 100%. An Average Change in Adjusted FCBVPS between 8.6% and 12.9% or more results in a settlement of 100% to 150%.

For the years ended December 31, 2014, 2013 and 2012, our executives earned 130,709 share units for certain of the 2012 grants, 24,873 share units for certain of the 2012 and all of the 2011 grants, and 19,761 share units for certain of the 2012 and all of the 2010 grants, respectively. These share units vested subsequent to their respective year end.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

a) Equity-Classified Awards:

Restricted share units under our executive incentive plan that are settled in common shares are classified as equity awards. The following table sets forth information regarding these awards for the years ended December 31, 2014, 2013 and 2012 (amounts in thousands, except per share weighted average grant date fair value):

	As of and for the Years Ended
	December 31, 2014		December 31, 2013		December 31, 2012
	Restricted Share Units	Weighted Average Grant Date Fair Value	Restricted Share Units	Weighted Average Grant Date Fair Value	Restricted Share Units	Weighted Average Grant Date Fair Value
Outstanding - beginning of year	32	$39.79	43	$36.13	19	$28.65
Granted	—	—	6	51.17	31	35.95
Vested	(13)	36.65	(18)	36.30	(20)	28.65
Forfeited	—	—	—	—	—	—
Performance adjustment	(1)	45.44	1	44.00	13	35.87

Outstanding - end of year	18	$41.42	32	$39.79	43	$36.13

The grant date fair value of these awards is based on the grant date share price multiplied by the number of share units granted. The grant date fair value was $0.3 million and $1.1 million in 2013 and 2012, respectively. There were no equity-classified restricted share units granted under our executive incentive plan in 2014.

During 2012, we granted additional executive incentive plan awards, to be settled in shares, 50% of which vested in 2013 and 50% of which vested in 2014, based on our performance during 2012 and 2013, respectively. A return on equity of 4% or more in each year resulted in full settlement of the grants.

b) Liability-Classified Awards:

Restricted share units under our executive incentive plan that are settled in cash are classified as liability awards. The following table sets forth information regarding these awards as of and for the years ended December 31, 2014, 2013 and 2012 (amounts in thousands, except per share weighted average grant date fair value):

	As of and for the Years Ended
	December 31, 2014		December 31, 2013		December 31, 2012
	Restricted Share Units	Weighted Average Grant Date Fair Value	Restricted Share Units	Weighted Average Grant Date Fair Value	Restricted Share Units	Weighted Average Grant Date Fair Value
Outstanding - beginning of year	220	$42.27	125	$35.95	—	$—
Granted	81	56.95	65	51.60	83	35.95
Vested	(12)	43.67	—	—	—	—
Forfeited	—	—	—	—	—	—
Performance adjustment	(34)	52.04	30	48.30	42	35.95

Outstanding - end of year	255	$45.60	220	$42.27	125	$35.95

The grant date fair value of these awards is based on the grant date share price multiplied by the number of share units granted. The grant date fair value was $4.6 million, $3.3 million and $3.0 million in 2014, 2013 and 2012, respectively.

In addition to the performance conditions, the fair value of liability-classified awards is adjusted at the end of each reporting date by multiplying the closing share price at the reporting date by the number of share units outstanding.

Market-Based Awards

In 2012 and 2013, we issued market share units, a form of restricted share units, to executives under the Plan. Market share units generally have a three-year vesting period and the actual number of common shares that each participant will receive upon vesting of the awards is based on a market-based multiplier. These awards will be settled in common shares and are equity-classified.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth information regarding these awards as of and for the years ended December 31, 2014, 2013 and 2012 (amounts in thousands, except per share weighted average grant date fair value):

	As of and for the Year Ended
	December 31, 2014		December 31, 2013		December 31, 2012
	Restricted Share Units	Weighted Average Grant Date Fair Value	Restricted Share Units	Weighted Average Grant Date Fair Value	Restricted Share Units	Weighted Average Grant Date Fair Value
Outstanding - beginning of year	319	$45.64	223	$41.93	—	$—
Granted	—	—	57	61.58	173	41.93
Vested	(134)	40.43	—	—	—	—
Forfeited	—	—	—	—	—	—
Market adjustment	13	61.58	39	44.12	50	41.93

Outstanding - end of year	198	$50.22	319	$45.64	223	$41.93

The grant date fair value of these awards was $3.5 million and $7.2 million in 2013 and 2012, respectively. Share-based compensation expense for these awards is recognized over the vesting period based on the grant date fair value of the awards and the number of share units granted, regardless of whether the market conditions are satisfied or not, provided the service conditions are satisfied.

The grant date fair value of market share units is based on a Monte Carlo simulated fair value per share unit at the grant date multiplied by the number of share units granted. The Monte Carlo simulation used the following weighted average assumptions for awards granted during the years ended December 31, 2013 and 2012:

	2013	2012
Dividend yield	0.6%	0.9%
Risk free interest rate	0.6%	0.3%
Expected volatility - historical	23.4%	24.9%
Initial average share price	$57.19	$35.17
Weighted average grant fair value	$61.58	$41.93

The market adjustment reflects the change during the year in the market-based multiplier for each grant. The market-based multiplier equals our average closing share price for the 20 trading days preceding the reporting date divided by the average closing share price for the last 20 trading days of the quarter preceding the grant date (the “initial average share price”).

The following table sets forth information regarding the market-based multipliers for the 2013 and 2012 grant years for these awards for the years ended December 31, 2014, 2013 and 2012:

	Grant Year
	2013	2012
Multiplier - initial	100%	100%
Change in multiplier - 2012	—	29%
Change in multiplier - 2013	6%	21%
Change in multiplier - 2014	23%	—

Multiplier - reporting date	129%	150%

Upon vesting, the number of market share units granted will be multiplied by the market-based multiplier equal to our average share price for the 20 trading days ending on the last day of the quarter preceding the vesting date divided by the initial average share price to determine the number of common shares to be paid out. The maximum number of common shares payable at settlement is 150% of the share units granted and no share units will be paid out if the market-based multiplier is less than 50%.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(ii) Restricted Shares

Restricted shares vest annually over a three-year period.

The following table sets forth information regarding these awards as of and for the years ended December 31, 2014, 2013 and 2012 (amounts in thousands, except per share weighted average grant date fair value):

	As of and for the Years Ended
	December 31, 2014		December 31, 2013		December 31, 2012
	Restricted Shares	Weighted Average Grant Date Fair Value	Restricted Shares	Weighted Average Grant Date Fair Value	Restricted Shares	Weighted Average Grant Date Fair Value
Outstanding - beginning of year	—	$—	73	$36.50	146	$36.50
Granted	41	61.83	—	—	—	—
Vested	—	—	(73)	36.50	(73)	36.50
Forfeited	—	—	—	—	—	—

Outstanding - end of year	41	$61.83	—	$—	73	$36.50

The grant date fair value of restricted shares is based on the grant date share price multiplied by the number of shares granted. The fair value at the grant date was $2.6 million in 2014. There were no restricted shares granted in 2013 or 2012.

(iii) Share options

There have been no share options granted since 2008. Option awards generally vest over a three or four year period and expire ten years from the date of grant.

The following table sets forth information regarding these awards as of and for the years ended December 31, 2014, 2013 and 2012 (amounts in thousands, except weighted average exercise prices):

	As of and for the Years Ended
	December 31, 2014		December 31, 2013		December 31, 2012
	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price	Options	Weighted Average Exercise Price
Outstanding - beginning of year	148	$33.81	833	$33.25	1,030	$31.90
Granted	—	—	—	—	—	—
Exercised	(12)	33.23	(685)	33.13	(170)	26.67
Forfeited	—	—	—	—	(27)	23.47

Outstanding - end of year	136	33.86	148	33.81	833	33.25

Options exercisable at year end	136	$33.86	148	$33.81	833	$33.25

All outstanding options are exercisable and the weighted average remaining contractual term was 2.7 years as of December 31, 2014.

The following table presents the intrinsic and fair values of the options exercised and vested during the years ended December 31, 2014, 2013 and 2012 ($ in thousands):

	2014	2013	2012
Intrinsic value of options exercised(1)	$384	$15,922	$2,511
Fair value of options exercised(2)	112	5,948	1,331
Fair value of options vested(2)	$—	$—	$488

(1)	Represents the difference between the market value and exercise price on the date of exercise.
(2)	Based on the Black-Scholes option pricing model.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Defined Contribution Retirement Plans

The Company’s employees are eligible for retirement benefits through defined contribution retirement plans. The Company and employees contribute an amount equal to a specified percentage of each employee’s salary. Expenses related to the defined contribution plans were $2.3 million, $2.3 million and $2.0 million for the years ended December 31, 2014, 2013 and 2012, respectively.

12. Earnings Per Common Share

The following is a reconciliation of the basic and diluted earnings per common share computations for the years ended December 31, 2014, 2013 and 2012 ($ and amounts in thousands, except per share data):

	2014	2013	2012
Earnings
Basic and Diluted
Net income attributable to common shareholders	$164,768	$223,278	$327,228
Portion allocated to participating common shareholders(1)	(107)	(293)	(1,076)

Net income allocated to common shareholders	$164,661	$222,985	$326,152

Common Shares
Basic
Weighted average common shares outstanding	26,207	29,909	33,714

Diluted
Weighted average common shares outstanding	26,207	29,909	33,714
Effect of dilutive securities:
Common share options	54	150	171
Restricted share units	263	275	96

Adjusted weighted average common shares outstanding	26,524	30,334	33,981

Earnings Per Common Share
Basic earnings per common share	$6.28	$7.46	$9.67

Diluted earnings per common share	$6.21	$7.35	$9.60

(1)	Represents earnings attributable to holders of unvested restricted shares issued under the Company’s share incentive plans that are considered to be participating securities.

13. Commitments and Contingencies

Lease Commitments

The following table presents our future minimum annual lease commitments under various non-cancelable operating leases for our facilities ($ in thousands):

Years Ending December 31,
2015	$2,589
2016	2,452
2017	2,455
2018	2,421
2019	2,423
Thereafter	8,916

Total	$21,256

Operating lease expense was $2.4 million, $3.7 million and $2.7 million for the years ended December 31, 2014, 2013 and 2012, respectively.

Employment Agreements

The Company has entered into employment agreements with certain employees. These agreements provide for annual compensation in the form of salary, benefits, annual incentive payments, share-based awards, the reimbursement of certain expenses, as well as certain severance provisions.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Other Operating Agreements

The Company has entered into service agreements and other contracts that provide for business and information technology support and service, investment accounting services and other costs related to doing business. Future payments under these contracts amount to $1.3 million, $1.2 million and $1.2 million in 2015, 2016 and 2017 and thereafter, respectively.

Brokers

The Company writes business through direct relationships with reinsurance brokers. Based on in-force premiums written as of December 31, 2014, the brokers we derived the largest portion of our business (with the approximate percentage of business derived from each of such brokers and its affiliates) were Aon Benfield for 28%, Marsh & McLennan Companies for 25%, Willis Group Holdings for 16% and Jardine Lloyd Thompson Group plc for 13%. The loss of business relationships with any of these brokers could have a material adverse effect on our business.

Concentrations of Credit Risk

The areas where significant concentration of credit risk may exist principally include investments, cash and cash equivalents, amounts due from investment brokers from the sales of securities, reinsurance premiums receivable, reinsurance recoverable, funds held by ceding companies and reinsurance deposit assets. Also, certain of our assets are pledged to collateralize obligations under various reinsurance contracts and are held by ceding companies. The Company limits the amount of credit exposure to any one counterparty and none of the Company’s counterparty credit exposures, excluding U.S. Government instruments, exceeded 10% of shareholders’ equity as of December 31, 2014. In addition, credit risk exists should any of our brokers be unable to fulfill their contractual obligations with respect to the payments of reinsurance balances owed to and by the Company.

Litigation

In the normal course of business, we may become involved in various claims and legal proceedings. We are not currently aware of any pending or threatened material litigation or arbitration other than in the ordinary course of our reinsurance business. Estimated losses related to claims arising in the normal course of our reinsurance business, including the anticipated outcome of any pending arbitration or litigation, are included in unpaid losses and LAE in our consolidated balance sheets.

On January 16, 2015, Platinum Holdings’ board of directors received a letter from counsel to a purported shareholder of Platinum Holdings, alleging certain breaches of fiduciary duties by the board members in connection with the negotiation and approval of the Merger Agreement, demanding that Platinum Holdings’ board of directors take certain actions and reserving the right to commence legal action against Platinum Holdings and its board of directors. In addition, several law firms have issued press releases announcing “investigations of the Merger” raising similar allegations and referencing similar potential litigation. Any such lawsuit would be expected to seek, among other things, injunctive relief to enjoin the defendants from completing the Merger on the agreed-upon terms.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14. Quarterly Financial Data (Unaudited)

The following quarterly financial information for each of the three months ended March 31, June 30, September 30 and December 31, 2014 and 2013 is unaudited. However, in the opinion of management, all necessary adjustments have been made (consisting of normal recurring adjustments) to present fairly the results of operations for such periods ($ and amounts in thousands, except per share data):

	Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
Net premiums earned	$126,075	$129,463	$124,825	$126,273
Net investment income	16,561	17,523	17,645	17,692
Net realized gains (losses) on investments	764	3,109	(596)	(515)
Net losses and LAE	39,849	66,178	50,865	26,509
Net acquisition expenses	30,413	28,042	27,848	27,501
Operating expenses	24,985	18,607	21,434	18,283
Net income	$35,728	$29,125	$36,180	$63,735
Earnings per common share:
Basic	$1.44	$1.13	$1.36	$2.30
Diluted	$1.42	$1.12	$1.34	$2.27
Average common shares outstanding:
Basic	24,793	25,731	26,577	27,765
Diluted	25,090	26,002	26,928	28,109

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Net premiums earned	$148,267	$135,360	$142,933	$126,853
Net investment income	17,936	17,758	17,808	18,544
Net realized gains (losses) on investments	(778)	(306)	11,686	13,318
Net losses and LAE	46,639	44,142	62,667	13,998
Net acquisition expenses	32,560	30,675	30,313	30,219
Operating expenses	23,019	20,672	19,718	19,305
Net income	$48,623	$38,285	$49,854	$86,516
Earnings per common share:
Basic	$1.73	$1.34	$1.63	$2.67
Diluted	$1.71	$1.32	$1.61	$2.63
Average common shares outstanding:
Basic	28,097	28,655	30,571	32,373
Diluted	28,492	29,065	30,970	32,838

15. Condensed Consolidating Financial Information

As described in Note 6, Platinum Holdings fully and unconditionally guarantees the outstanding $250.0 million of debt obligations issued by its 100%-owned subsidiary Platinum Finance.

The following tables present the condensed consolidating financial information for Platinum Holdings, Platinum Finance and the non-guarantor subsidiaries of Platinum Holdings as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012 ($ in thousands):

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Balance Sheet

December 31, 2014

	Platinum Holdings	Platinum Finance	Non-guarantor Subsidiaries(1)	Consolidating Adjustments	Consolidated
ASSETS
Total investments	$—	$45,085	$1,827,969	$—	$1,873,054
Investment in subsidiaries	1,627,917	595,769	638,426	(2,862,112)	—
Cash and cash equivalents	113,773	248,130	1,073,081	—	1,434,984
Reinsurance assets	—	—	247,495	—	247,495
Inter-company receivables	11,246	—	435	(11,681)	—
Other assets	2,253	1,158	128,145	—	131,556

Total assets	$1,755,189	$890,142	$3,915,551	$(2,873,793)	$3,687,089

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Reinsurance liabilities	$—	$—	$1,597,304	$—	$1,597,304
Debt obligations	—	250,000	—	—	250,000
Inter-company payables	—	31	11,650	(11,681)	—
Other liabilities	17,164	1,685	82,911	—	101,760

Total liabilities	$17,164	$251,716	$1,691,865	$(11,681)	$1,949,064

Shareholders’ Equity
Common shares	$248	$—	$8,000	$(8,000)	$248
Additional paid-in capital	2,415	216,038	2,025,646	(2,241,684)	2,415
Accumulated other comprehensive income	92,689	23,398	116,085	(139,483)	92,689
Retained earnings	1,642,673	398,990	73,955	(472,945)	1,642,673

Total shareholders’ equity	$1,738,025	$638,426	$2,223,686	$(2,862,112)	$1,738,025

Total liabilities and shareholders’ equity	$1,755,189	$890,142	$3,915,551	$(2,873,793)	$3,687,089

(1)	Amounts represent an aggregation of the non-guarantor subsidiaries and exclude consolidating adjustments.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Balance Sheet

December 31, 2013

	Platinum Holdings	Platinum Finance	Non-guarantor Subsidiaries(1)	Consolidating Adjustments	Consolidated
ASSETS
Total investments	$—	$114	$2,027,830	$—	$2,027,944
Investment in subsidiaries	1,658,425	610,679	591,175	(2,860,279)	—
Cash and cash equivalents	88,402	230,818	1,145,198	—	1,464,418
Reinsurance assets	—	—	290,887	—	290,887
Inter-company receivables	9,739	—	351	(10,090)	—
Other assets	2,135	1,290	137,211	—	140,636

Total assets	$1,758,701	$842,901	$4,192,652	$(2,870,369)	$3,923,885

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Reinsurance liabilities	$—	$—	$1,876,456	$—	$1,876,456
Debt obligations	—	250,000	—	—	250,000
Inter-company payables	—	39	10,051	(10,090)	—
Other liabilities	11,994	1,687	37,041	—	50,722

Total liabilities	$11,994	$251,726	$1,923,548	$(10,090)	$2,177,178

Shareholders’ Equity
Common shares	$281	$—	$8,000	$(8,000)	$281
Additional paid-in capital	10,711	215,420	2,024,409	(2,239,829)	10,711
Accumulated other comprehensive income	48,084	18,382	66,463	(84,845)	48,084
Retained earnings	1,687,631	357,373	170,232	(527,605)	1,687,631

Total shareholders’ equity	$1,746,707	$591,175	$2,269,104	$(2,860,279)	$1,746,707

Total liabilities and shareholders’ equity	$1,758,701	$842,901	$4,192,652	$(2,870,369)	$3,923,885

(1)	Amounts represent an aggregation of the non-guarantor subsidiaries and exclude consolidating adjustments.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Operations

For the Year Ended December 31, 2014

	Platinum Holdings	Platinum Finance	Non-guarantor Subsidiaries(1)	Consolidating Adjustments	Consolidated
Revenue:
Net premiums earned	$—	$—	$506,636	$—	$506,636
Net investment income (expense)	34	(186)	69,573	—	69,421
Net realized gains (losses) on investments	—	—	2,762	—	2,762
Net impairment losses on investments	—	—	(840)	—	(840)
Other income (expense)	5,672	—	(2,492)	—	3,180

Total revenue	5,706	(186)	575,639	—	581,159

Expenses:
Net losses and loss adjustment expenses	—	—	183,401	—	183,401
Net acquisition expenses	—	—	113,804	—	113,804
Operating expenses	29,206	192	53,911	—	83,309
Net foreign currency exchange losses (gains)	—	—	(512)	—	(512)
Interest expense	—	19,155	—	—	19,155

Total expenses	29,206	19,347	350,604	—	399,157

Income (loss) before income taxes	(23,500)	(19,533)	225,035	—	182,002
Income tax expense (benefit)	—	(6,696)	23,930	—	17,234

Income (loss) before equity in earnings of subsidiaries	(23,500)	(12,837)	201,105	—	164,768
Equity in earnings of subsidiaries	188,268	54,455	41,618	(284,341)	—

Net income	$164,768	$41,618	$242,723	$(284,341)	$164,768

(1)	Amounts represent an aggregation of the non-guarantor subsidiaries and exclude consolidating adjustments.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Operations

For the Year Ended December 31, 2013

	Platinum Holdings	Platinum Finance	Non-guarantor Subsidiaries(1)	Consolidating Adjustments	Consolidated
Revenue:
Net premiums earned	$—	$—	$553,413	$—	$553,413
Net investment income (expense)	24	(85)	72,107	—	72,046
Net realized gains (losses) on investments	—	—	23,920	—	23,920
Net impairment losses on investments	—	—	(2,033)	—	(2,033)
Other income (expense)	6,737	4	(3,264)	—	3,477

Total revenue	6,761	(81)	644,143	—	650,823

Expenses:
Net losses and loss adjustment expenses	—	—	167,446	—	167,446
Net acquisition expenses	—	—	123,767	—	123,767
Operating expenses	26,313	145	56,256	—	82,714
Net foreign currency exchange losses (gains)	—	—	(234)	—	(234)
Interest expense	—	19,125	—	—	19,125

Total expenses	26,313	19,270	347,235	—	392,818

Income (loss) before income taxes	(19,552)	(19,351)	296,908	—	258,005
Income tax expense (benefit)	—	(6,307)	41,034	—	34,727

Income (loss) before equity in earnings of subsidiaries	(19,552)	(13,044)	255,874	—	223,278
Equity in earnings of subsidiaries	242,830	85,185	72,141	(400,156)	—

Net income	$223,278	$72,141	$328,015	$(400,156)	$223,278

(1)	Amounts represent an aggregation of the non-guarantor subsidiaries and exclude consolidating adjustments.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Operations

For the Year Ended December 31, 2012

	Platinum Holdings	Platinum Finance	Non-guarantor Subsidiaries(1)	Consolidating Adjustments	Consolidated
Revenue:
Net premiums earned	$—	$—	$566,496	$—	$566,496
Net investment income (expense)	10	(24)	99,961	—	99,947
Net realized gains (losses) on investments	—	—	88,754	—	88,754
Net impairment losses on investments	—	—	(3,031)	—	(3,031)
Other income (expense)	5,481	3	(5,723)	—	(239)

Total revenue	5,491	(21)	746,457	—	751,927

Expenses:
Net losses and loss adjustment expenses	—	—	183,660	—	183,660
Net acquisition expenses	—	—	115,437	—	115,437
Operating expenses	24,733	233	55,487	—	80,453
Net foreign currency exchange losses (gains)	—	—	1,055	—	1,055
Interest expense	—	19,098	—	—	19,098

Total expenses	24,733	19,331	355,639	—	399,703

Income (loss) before income taxes	(19,242)	(19,352)	390,818	—	352,224
Income tax expense (benefit)	—	(6,477)	31,473	—	24,996

Income (loss) before equity in earnings of subsidiaries	(19,242)	(12,875)	359,345	—	327,228
Equity in earnings of subsidiaries	346,470	68,165	55,290	(469,925)	—

Net income	$327,228	$55,290	$414,635	$(469,925)	$327,228

(1)	Amounts represent an aggregation of the non-guarantor subsidiaries and exclude consolidating adjustments.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Comprehensive Income

For the Year Ended December 31, 2014

	Platinum Holdings	Platinum Finance	Non-guarantor Subsidiaries(1)	Consolidating Adjustments	Consolidated
Net income	$164,768	$41,618	$242,723	$(284,341)	$164,768

Other comprehensive income (loss) on available-for-sale securities before reclassifications:
Change in net unrealized gains and losses on securities with other-than-temporary impairments recorded	—	—	(991)	—	(991)
Change in net unrealized gains and losses on all other securities	—	(2)	52,830	—	52,828

Total change in net unrealized gains and losses	—	(2)	51,839	—	51,837

Reclassifications to net income on available-for-sale securities:
Net realized gains on investments	—	—	(5,372)	—	(5,372)
Net impairment losses on investments	—	—	840	—	840

Total reclassifications to net income	—	—	(4,532)	—	(4,532)

Other comprehensive income (loss) before income taxes	—	(2)	47,307	—	47,305
Income tax benefit (expense)	—	1	(2,701)	—	(2,700)

Other comprehensive income (loss)	—	(1)	44,606	—	44,605
Other comprehensive income (loss) due to change in accumulated other comprehensive income (loss) of subsidiaries	44,605	5,017	5,016	(54,638)	—

Comprehensive income	$209,373	$46,634	$292,345	$(338,979)	$209,373

(1)	Amounts represent an aggregation of the non-guarantor subsidiaries and exclude consolidating adjustments.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Comprehensive Income

For the Year Ended December 31, 2013

	Platinum Holdings	Platinum Finance	Non-guarantor Subsidiaries(1)	Consolidating Adjustments	Consolidated
Net income	$223,278	$72,141	$328,015	$(400,156)	$223,278

Other comprehensive income (loss) on available-for-sale securities before reclassifications:
Change in net unrealized gains and losses on securities with other-than-temporary impairments recorded	—	—	(631)	—	(631)
Change in net unrealized gains and losses on all other securities	—	(2)	(76,150)	—	(76,152)

Total change in net unrealized gains and losses	—	(2)	(76,781)	—	(76,783)

Reclassifications to net income on available-for-sale securities:
Net realized gains on investments	—	—	(27,243)	—	(27,243)
Net impairment losses on investments	—	—	2,033	—	2,033

Total reclassifications to net income	—	—	(25,210)	—	(25,210)

Other comprehensive income (loss) before income taxes	—	(2)	(101,991)	—	(101,993)
Income tax benefit (expense)	—	—	12,387	—	12,387

Other comprehensive income (loss)	—	(2)	(89,604)	—	(89,606)
Other comprehensive income (loss) due to change in accumulated other comprehensive income (loss) of subsidiaries	(89,606)	(23,002)	(23,004)	135,612	—

Comprehensive income	$133,672	$49,137	$215,407	$(264,544)	$133,672

(1)	Amounts represent an aggregation of the non-guarantor subsidiaries and exclude consolidating adjustments.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Comprehensive Income

For the Year Ended December 31, 2012

	Platinum Holdings	Platinum Finance	Non-guarantor Subsidiaries(1)	Consolidating Adjustments	Consolidated
Net income	$327,228	$55,290	$414,635	$(469,925)	$327,228

Other comprehensive income (loss) on available-for-sale securities before reclassifications:
Change in net unrealized gains and losses on securities with other-than-temporary impairments recorded	—	—	211	—	211
Change in net unrealized gains and losses on all other securities	—	(6)	77,658	—	77,652

Total change in net unrealized gains and losses	—	(6)	77,869	—	77,863

Reclassifications to net income on available-for-sale securities:
Net realized gains on investments	—	—	(89,780)	—	(89,780)
Net impairment losses on investments	—	—	3,031	—	3,031

Total reclassifications to net income	—	—	(86,749)	—	(86,749)

Other comprehensive income (loss) before income taxes	—	(6)	(8,880)	—	(8,886)
Income tax benefit (expense)	—	2	(61)	—	(59)

Other comprehensive income (loss)	—	(4)	(8,941)	—	(8,945)
Other comprehensive income (loss) due to change in accumulated other comprehensive income (loss) of subsidiaries	(8,945)	113	109	8,723	—

Comprehensive income	$318,283	$55,399	$405,803	$(461,202)	$318,283

(1)	Amounts represent an aggregation of the non-guarantor subsidiaries and exclude consolidating adjustments.

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2014

	Platinum Holdings	Platinum Finance	Non-guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Net cash provided by (used in) operating activities	$(15,010)	$(12,703)	$43,559	$(619)	$15,227

Investing Activities:
Proceeds from sales of:
Fixed maturity available-for-sale securities	—	—	88,629	—	88,629
Short-term investments	—	—	6,613	—	6,613
Proceeds from the maturities or paydowns of:
Fixed maturity available-for-sale securities	—	41	130,465	—	130,506
Short-term investments	—	—	126,795	—	126,795
Acquisitions of:
Fixed maturity available-for-sale securities	—	(45,026)	(55,000)	—	(100,026)
Short-term investments	—	—	(66,036)	—	(66,036)
Dividends from subsidiaries	264,000	75,000	—	(339,000)	—

Net cash provided by (used in) investing activities	264,000	30,015	231,466	(339,000)	186,481

Financing Activities:
Dividends paid to common shareholders	(8,329)	—	(339,000)	339,000	(8,329)
Repurchase of common shares	(215,684)	—	—	—	(215,684)
Proceeds from share-based compensation, including income tax benefits	394	—	—	619	1,013

Net cash provided by (used in) financing activities	(223,619)	—	(339,000)	339,619	(223,000)

Effect of foreign currency exchange rate changes on cash and cash equivalents	—	—	(8,142)	—	(8,142)

Net increase (decrease) in cash and cash equivalents	25,371	17,312	(72,117)	—	(29,434)
Cash and cash equivalents at beginning of year	88,402	230,818	1,145,198	—	1,464,418

Cash and cash equivalents at end of year	$113,773	$248,130	$1,073,081	$—	$1,434,984

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2013

	Platinum Holdings	Platinum Finance	Non-guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Net cash provided by (used in) operating activities	$(9,510)	$(11,368)	$(34,001)	$(1,683)	$(56,562)

Investing Activities:
Proceeds from sales of:
Fixed maturity available-for-sale securities	—	—	203,571	—	203,571
Short-term investments	—	—	11,857	—	11,857
Proceeds from the maturities or paydowns of:
Fixed maturity available-for-sale securities	—	64	202,072	—	202,136
Short-term investments	—	—	259,076	—	259,076
Acquisitions of:
Fixed maturity available-for-sale securities	—	—	(406,078)	—	(406,078)
Short-term investments	—	—	(165,136)	—	(165,136)
Dividends from subsidiaries	318,300	90,000	—	(408,300)	—
Acquisitions of furniture, equipment and other assets	(957)	—	(5,933)	—	(6,890)

Net cash provided by (used in) investing activities	317,343	90,064	99,429	(408,300)	98,536

Financing Activities:
Dividends paid to common shareholders	(9,434)	—	(408,300)	408,300	(9,434)
Repurchase of common shares	(303,294)	—	—	—	(303,294)
Proceeds from share-based compensation, including income tax benefits	22,693	—	—	1,683	24,376

Net cash provided by (used in) financing activities	(290,035)	—	(408,300)	409,983	(288,352)

Effect of foreign currency exchange rate changes on cash and cash equivalents	—	—	(9,599)	—	(9,599)

Net increase (decrease) in cash and cash equivalents	17,798	78,696	(352,471)	—	(255,977)
Cash and cash equivalents at beginning of year	70,604	152,122	1,497,669	—	1,720,395

Cash and cash equivalents at end of year	$88,402	$230,818	$1,145,198	$—	$1,464,418

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidating Statement of Cash Flows

For the Year Ended December 31, 2012

	Platinum Holdings	Platinum Finance	Non-guarantor Subsidiaries	Consolidating Adjustments	Consolidated
Net cash provided by (used in) operating activities	$(10,275)	$(9,123)	$(145,939)	$—	$(165,337)

Investing Activities:
Proceeds from the sales of:
Fixed maturity available-for-sale securities	—	—	747,755	—	747,755
Short-term investments	—	—	49,447	—	49,447
Proceeds from the maturities or paydowns of:
Fixed maturity available-for-sale securities	—	85	280,037	—	280,122
Short-term investments	—	—	707,756	—	707,756
Acquisitions of:
Fixed maturity available-for-sale securities	—	—	(233,923)	—	(233,923)
Short-term investments	—	—	(331,757)	—	(331,757)
Dividends from subsidiaries	155,000	52,900	—	(207,900)	—

Net cash provided by (used in) investing activities	155,000	52,985	1,219,315	(207,900)	1,219,400

Financing Activities:
Dividends paid to common shareholders	(10,747)	—	(207,900)	207,900	(10,747)
Repurchase of common shares	(115,702)	—	—	—	(115,702)
Proceeds from share-based compensation, including income tax benefits	4,537	—	—	—	4,537

Net cash provided by (used in) financing activities	(121,912)	—	(207,900)	207,900	(121,912)

Effect of foreign currency exchange rate changes on cash and cash equivalents	—	—	(4,266)	—	(4,266)

Net increase (decrease) in cash and cash equivalents	22,813	43,862	861,210	—	927,885
Cash and cash equivalents at beginning of year	47,791	108,260	636,459	—	792,510

Cash and cash equivalents at end of year	$70,604	$152,122	$1,497,669	$—	$1,720,395

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

Schedules other than those listed above are omitted for the reason that they are not applicable or the information is provided elsewhere in the consolidated financial statements.

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Platinum Underwriters Holdings, Ltd.:

Under date of February 11, 2015, we reported on the consolidated balance sheets of Platinum Underwriters Holdings, Ltd. and subsidiaries (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2014, as contained in the annual report on Form 10-K for the year 2014. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules as listed in the accompanying index. These financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

/s/ KPMG Audit Limited

Hamilton, Bermuda

February 11, 2015

2

SCHEDULE I

PLATINUM UNDERWRITERS HOLDINGS, LTD. AND SUBSIDIARIES

Summary of Investments - Other Than Investments in Related Parties

As of December 31, 2014

($ in thousands)

	Cost*	Fair Value	Amount at which shown in Balance Sheet
Fixed maturity securities:
Bonds:
U.S. Government and government agencies and authorities	$136,919	$138,812	$138,812
States, municipalities and political subdivisions	1,099,214	1,187,918	1,187,918
Non-U.S. governments	112,741	115,651	115,651
Non-U.S. corporate	46,150	47,698	47,698
Public utilities	72,111	75,593	75,593
All other corporate	297,806	307,382	307,382

Total fixed maturity securities	1,764,941	1,873,054	1,873,054
Short-term investments	—	—	—

Total investments	$1,764,941	$1,873,054	$1,873,054

*	Original cost of fixed maturities securities is reduced by repayments and other-than-temporary-impairment changes and adjusted for amortization of premiums or accretion of discounts.

See accompanying report of the independent registered public accounting firm.

3

SCHEDULE II

PLATINUM UNDERWRITERS HOLDINGS, LTD.

Condensed Financial Information of Registrant

Condensed Balance Sheets - Parent Company Only

December 31, 2014 and 2013

($ in thousands, except share data)

	2014	2013
ASSETS
Investment in subsidiaries	$1,627,917	$1,658,425
Cash and cash equivalents	113,773	88,402
Inter-company receivables	11,246	9,739
Other assets	2,253	2,135

Total assets	$1,755,189	$1,758,701

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Other liabilities	$17,164	$11,994

Total liabilities	$17,164	$11,994

Shareholders’ equity
Common shares, $0.01 par value, 200,000,000 shares authorized 24,840,539 and 28,142,977 shares issued and outstanding, respectively.	$248	$281
Additional paid-in capital	2,415	10,711
Accumulated other comprehensive income	92,689	48,084
Retained earnings	1,642,673	1,687,631

Total shareholders’ equity	$1,738,025	$1,746,707

Total liabilities and shareholders’ equity	$1,755,189	$1,758,701

See accompanying report of the independent registered public accounting firm.

4

SCHEDULE II, continued

PLATINUM UNDERWRITERS HOLDINGS, LTD.

Condensed Financial Information of Registrant

Condensed Statements of Operations - Parent Company Only

For the years ended December 31, 2014, 2013 and 2012

($ in thousands)

	2014	2013	2012
Revenue:
Net investment income	$34	$24	$10
Other income (expense)	5,672	6,737	5,481

Total revenue	5,706	6,761	5,491

Expenses:
Operating expenses	29,206	26,313	24,733

Total expenses	29,206	26,313	24,733

Income (loss) before income taxes	(23,500)	(19,552)	(19,242)
Income tax expense (benefit)	—	—	—

Income (loss) before equity in earnings of subsidiaries	(23,500)	(19,552)	(19,242)
Equity in earnings of subsidiaries	188,268	242,830	346,470

Net income	$164,768	$223,278	$327,228

See accompanying report of the independent registered public accounting firm.

5

SCHEDULE II, continued

PLATINUM UNDERWRITERS HOLDINGS, LTD.

Condensed Financial Information of Registrant

Condensed Statements of Comprehensive Income - Parent Company Only

For the years ended December 31, 2014, 2013 and 2012

($ in thousands)

	2014	2013	2012
Net income	$164,768	$223,278	$327,228

Other comprehensive income (loss) due to change in accumulated other comprehensive income (loss) of subsidiaries	44,605	(89,606)	(8,945)

Comprehensive income	$209,373	$133,672	$318,283

See accompanying report of the independent registered public accounting firm.

6

SCHEDULE II, continued

PLATINUM UNDERWRITERS HOLDINGS, LTD.

Condensed Financial Information of Registrant

Condensed Statements of Cash Flows - Parent Company Only

For the years ended December 31, 2014, 2013 and 2012

($ in thousands)

	2014	2013	2012
Net cash provided by (used in) operating activities	$(15,010)	$(9,510)	$(10,275)

Investing Activities:
Dividends from subsidiaries	264,000	318,300	155,000
Acquisitions of furniture, equipment and other assets	—	(957)	—

Net cash provided by (used in) investing activities	264,000	317,343	155,000

Financing Activities:
Dividends paid to common shareholders	(8,329)	(9,434)	(10,747)
Repurchase of common shares	(215,684)	(303,294)	(115,702)
Proceeds from share-based compensation	394	22,693	4,537

Net cash provided by (used in) financing activities	(223,619)	(290,035)	(121,912)

Net increase (decrease) in cash and cash equivalents	25,371	17,798	22,813
Cash and cash equivalents at beginning of year	88,402	70,604	47,791

Cash and cash equivalents at end of year	$113,773	$88,402	$70,604

Supplemental disclosures of cash flow information:
Income taxes paid, net of refunds	$—	$—	$—
Interest paid	$—	$—	$—

See accompanying report of the independent registered public accounting firm.

7

SCHEDULE III

PLATINUM UNDERWRITERS HOLDINGS, LTD.

Supplementary Insurance Information

($ in thousands)

Period	Deferred Policy Acquisition Costs	Net Unpaid Losses and Loss Adjustment Expenses	Net Unearned Premiums	Net Earned Premiums	Net Investment Income(1)	Net Losses and Loss Adjustment Expenses Incurred	Amortization of Deferred Policy Acquisition Costs(2)	Other Operating Expenses(3)	Net Written Premiums
Year ended December 31, 2014:
Property and Marine	$4,709	$256,061	$19,326	$211,640		$69,779	$40,074	$31,087	$207,867
Casualty	20,219	1,105,800	77,085	267,224		95,080	66,404	22,022	259,809
Finite Risk	2,664	71,027	12,958	27,772		18,542	7,326	1,310	24,392

Total	$27,592	$1,432,888	$109,369	$506,636	$69,421	$183,401	$113,804	$54,419	$492,068

Year ended December 31, 2013:
Property and Marine	$6,111	$357,973	$23,553	$222,010		$34,421	$38,342	$30,898	$229,507
Casualty	21,817	1,243,961	85,377	297,888		115,888	71,648	23,149	295,668
Finite Risk	3,175	68,237	16,338	33,515		17,137	13,777	1,439	41,946

Total	$31,103	$1,670,171	$125,268	$553,413	$72,046	$167,446	$123,767	$55,486	$567,121

Year ended December 31, 2012:
Property and Marine	$4,216	$557,481	$16,222	$253,604		$132,580	$34,342	$31,140	$256,182
Casualty	22,275	1,336,251	87,171	294,122		43,763	68,987	22,937	287,112
Finite Risk	1,621	63,953	7,906	18,770		7,317	12,108	1,105	21,706

Total	$28,112	$1,957,685	$111,299	$566,496	$99,947	$183,660	$115,437	$55,182	$565,000

(1)	The Company does not manage its investments by segment and, accordingly, net investment income is not allocated to each segment.
(2)	Amounts represent the net acquisition expenses in the accompanying Consolidated Statements of Operations and include total deferred acquisition costs amortized of $86.4 million, $92.0 million and $86.8 million for the years ended December 31, 2014, 2013 and 2012, respectively.
(3)	Amounts exclude corporate expenses not allocated to segments of $28.9 million, $27.2 million, and $25.3 million for the years ended December 31, 2014, 2013 and 2012, respectively.

See accompanying report of the independent registered public accounting firm.

8

SCHEDULE IV

PLATINUM UNDERWRITERS HOLDINGS, LTD.

Reinsurance

($ in thousands)

Description	Direct Amount	Ceded to Other Companies	Assumed From Other Companies	Net Amount	Percentage of Amount Assumed to Net
Premiums written:
Year ended December 31, 2014:
Property and Marine	$—	$12,594	$220,461	$207,867	106.1%
Casualty	—	4,465	264,274	259,809	101.7%
Finite Risk	—	—	24,392	24,392	100.0%

Total	$—	$17,059	$509,127	$492,068	103.5%

Year ended December 31, 2013:
Property and Marine	$—	$10,942	$240,449	$229,507	104.8%
Casualty	—	1,698	297,366	295,668	100.6%
Finite Risk	—	—	41,946	41,946	100.0%

Total	$—	$12,640	$579,761	$567,121	102.2%

Year ended December 31, 2012:
Property and Marine	$—	$4,636	$260,818	$256,182	101.8%
Casualty	—	88	287,200	287,112	100.0%
Finite Risk	—	—	21,706	21,706	100.0%

Total	$—	$4,724	$569,724	$565,000	100.8%

See accompanying report of the independent registered public accounting firm.

9